IN THE UNITED STATES BANKRUPTCY COURT
                     FOR THE NORTHERN DISTRICT OF ILLINOIS
                               (EASTERN DIVISION)


- - - - - - - - - - - - - - - -x
                               :
In re:                         :     Chapter 11
                               :
McLEODUSA INCORPORATED,        :     Case No.: 05-63230
         et al.,               :     (Jointly Administered)
                               :
               Debtors.        :     Honorable John H. Squires
                               :
- - - - - - - - - - - - - - - -x

                    JOINT PREPACKAGED PLAN OF REORGANIZATION
              OF McLEODUSA INCORPORATED AND ITS AFFILIATE DEBTORS
              ---------------------------------------------------




Timothy R. Pohl (ARDC No. 06208157)
Peter C. Krupp (ARDC No. 06193707)
Felicia Gerber Perlman (ARDC No. 06210753)
SKADDEN, ARPS, SLATE, MEAGHER
   & FLOM LLP
333 West Wacker Drive
Chicago, Illinois 60606
(312) 407-0700





Attorneys for Debtors and
Debtors-in-Possession

Dated:   October 19, 2005


                                    TABLE OF CONTENTS

                                                                                                       Page
                                                                                                       ----

              ARTICLE I DEFINED TERMS AND RULES OF INTERPRETATION

1.1      Administrative Claim............................................................................2
1.2      Affiliate Debtor(s).............................................................................2
1.3      Allowed.........................................................................................2
1.4      Allowed Claim...................................................................................2
1.5      Allowed Interest................................................................................2
1.6      Amended Certificate of Incorporation and By-Laws................................................2
1.7      AT&T Settlement Agreement.......................................................................2
1.8      Authorized Asset Sale...........................................................................2
1.9      Ballot..........................................................................................3
1.10     Bankruptcy Code.................................................................................3
1.11     Bankruptcy Court................................................................................3
1.12     Bankruptcy Rules................................................................................3
1.13     Business Day....................................................................................3
1.14     Cash............................................................................................3
1.15     Chapter 11 Cases................................................................................3
1.16     Claim...........................................................................................3
1.17     Class...........................................................................................3
1.18     Confirmation Date...............................................................................3
1.19     Confirmation Hearing............................................................................3
1.20     Confirmation Order..............................................................................3
1.21     Debtor(s).......................................................................................3
1.22     DIP Credit Agreement............................................................................3
1.23     DIP Facility Claims.............................................................................3
1.24     DIP Lenders.....................................................................................3
1.25     Disbursing Agent................................................................................4
1.26     Disclosure Statement............................................................................4
1.27     Disputed Claim..................................................................................4
1.28     Disputed Claim Amount...........................................................................4
1.29     Disputed Interest...............................................................................4
1.30     Distribution Date...............................................................................4
1.31     Distribution Record Date........................................................................4
1.32     Effective Date..................................................................................4
1.33     Equity Interests in Debtors' Subsidiaries.......................................................4
1.34     Estate(s).......................................................................................4
1.35     Exchange Act....................................................................................4
1.36     Exhibit.........................................................................................4
1.37     Exit Facility Credit Agreement..................................................................4
1.38     Exit Facility Collateral........................................................................4
1.39     Exit Lenders....................................................................................5
1.40     File, Filed, or Filing..........................................................................5
1.41     Final Order.....................................................................................5
1.42     First Reorganization Proceedings................................................................5
1.43     Fronting Lender.................................................................................5
1.44     General Unsecured Claim.........................................................................5
1.45     Holder..........................................................................................5
1.46     Impaired........................................................................................5
1.47     Interest........................................................................................5
1.48     IRC.............................................................................................5
1.49     IRS.............................................................................................5
1.50     Junior Prepetition Credit Agreement.............................................................5
1.51     Junior Prepetition Lender Claims................................................................5
1.52     Junior Prepetition Lenders......................................................................6
1.53     Junior Prepetition Notes........................................................................6
1.54     Lease Claim Order...............................................................................6
1.55     Lease Rejection Claim Amount....................................................................6
1.56     Lease Rejection Claims..........................................................................6
1.57     Litigation Claims...............................................................................6
1.58     Majority Prepetition Lenders....................................................................6
1.59     Management Stock Plan...........................................................................6
1.60     Management Stock Plan Awards....................................................................6
1.61     MCI Settlement Agreement........................................................................6
1.62     McLeodUSA.......................................................................................6
1.63     Mutual Release..................................................................................6
1.64     New Common Stock................................................................................6
1.65     New Stockholders Agreement......................................................................6
1.66     New Term Loan Notes.............................................................................6
1.67     Non-Tax Priority Claims.........................................................................6
1.68     Old Common Stock................................................................................6
1.69     Old Preferred Stock.............................................................................7
1.70     Other Secured Claim.............................................................................7
1.71     Pending Shareholder Litigation..................................................................7
1.72     Permitted Distribution Date.....................................................................7
1.73     Petition Date...................................................................................7
1.74     Plan............................................................................................7
1.75     Plan Schedule...................................................................................7
1.76     Plan Supplement.................................................................................7
1.77     Prepetition Agents..............................................................................7
1.78     Prepetition Credit Agreements...................................................................7
1.79     Prepetition Junior Agent........................................................................7
1.80     Prepetition Lender Claims.......................................................................7
1.81     Prepetition Lenders.............................................................................7
1.82     Prepetition Senior Agent........................................................................8
1.83     Priority Tax Claim..............................................................................8
1.84     Professional....................................................................................8
1.85     Professional Fees...............................................................................8
1.86     Registration Rights Agreement...................................................................8
1.87     Reinstated or Reinstatement.....................................................................8
1.88     Releasing Officers and Directors................................................................8
1.89     Reorganized Debtors.............................................................................8
1.90     Reorganized McLeodUSA...........................................................................8
1.91     Restructuring Transactions......................................................................8
1.92     Securities Act..................................................................................8
1.93     Senior Prepetition Credit Agreement.............................................................9
1.94     Senior Prepetition Lender Claims................................................................9
1.95     Senior Prepetition Lenders......................................................................9
1.96     Senior Prepetition Notes........................................................................9
1.97     Solicitation Order..............................................................................9
1.98     Stock Distributions.............................................................................9
1.99     Subordinated Claims.............................................................................9
1.100    Substantive Consolidation Order.................................................................9
1.101    Unimpaired Claim................................................................................9
1.102    Voting Deadline.................................................................................9
1.103    Voting Record Date..............................................................................9

               ARTICLE II CLASSIFICATION OF CLAIMS AND INTERESTS

2.1      Unclassified Claims............................................................................10
2.2      Unimpaired Classes of Claims...................................................................10
2.3      Impaired Classes of Claims.....................................................................10
2.4      Unimpaired Class of Interests..................................................................11
2.5      Impaired Classes of Interests..................................................................11

                 ARTICLE III TREATMENT OF CLAIMS AND INTERESTS

3.1      Unclassified Claims............................................................................11
3.2      Unimpaired Classes of Claims...................................................................12
3.3      Impaired Classes of Claims.....................................................................12
3.4      Unimpaired Class of Interests..................................................................12
3.5      Impaired Classes of Interests..................................................................12
3.6      Special Provision Regarding Unimpaired Claims..................................................13

                 ARTICLE IV ACCEPTANCE OR REJECTION OF THE PLAN

4.1      Impaired Classes of Claims Entitled to Vote....................................................13
4.2      Acceptance by an Impaired Class................................................................13
4.3      Presumed Acceptances by Unimpaired Classes.....................................................13
4.4      Classes Deemed to Reject Plan..................................................................13
4.5      Summary of Classes Voting on the Plan..........................................................13
4.6      Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code................................13

                 ARTICLE V MEANS FOR IMPLEMENTATION OF THE PLAN

5.1      Substantive Consolidation for Purposes of Treating Impaired Claims.............................13
5.2      Transactions Authorized Under the Plan.........................................................14
5.3      Continued Corporate Existence and Vesting of Assets in the Reorganized Debtors.................15
5.4      Corporate Governance, Directors, Officers, and Corporate Action................................15
5.5      Cancellation of Notes, Instruments, Debentures, Preferred Stock and Common Stock...............16
5.6      Issuance of New Securities and Related Matters.................................................16
5.7      Exit Financing.................................................................................17
5.8      Management Stock Plan Awards...................................................................17
5.9      Sources of Cash for Plan Distributions.........................................................17
5.10     Professional Fees..............................................................................17
5.11     MCI Settlement.................................................................................18
5.12     AT&T Settlement................................................................................18

                 ARTICLE VI PROVISIONS GOVERNING DISTRIBUTIONS

6.1      Distributions for Claims Allowed as of the Effective Date......................................18
6.2      Distributions for Claims that Become Allowed after the Effective Date..........................18
6.3      Interest on Claims.............................................................................18
6.4      Distributions by Disbursing Agent..............................................................18
6.5      Delivery of Distributions and Undeliverable or Unclaimed Distributions.........................18
6.6      Record Date for Distributions..................................................................19
6.7      Allocation of Plan Distributions Between Principal and Interest................................19
6.8      Means of Cash Payment..........................................................................19
6.9      Withholding and Reporting Requirements.........................................................19
6.10     Setoffs........................................................................................20
6.11     Fractional Shares..............................................................................20

                         ARTICLE VII TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

7.1      Assumption of Executory Contracts and Unexpired Leases.........................................20
7.2      Claims Based on Rejection of Unexpired Leases..................................................20
7.3      Assumption and Assignment of Executory Contracts and Unexpired Leases in Conjunction with
         Authorized Asset Sales.........................................................................20
7.4      Cure of Defaults of Assumed Executory Contracts and Unexpired Leases...........................21
7.5      Compensation and Benefit Programs..............................................................21
7.6      Release and Disallowance of Certain Claims.....................................................21

                ARTICLE VIII PROCEDURES FOR RESOLVING DISPUTED, CONTINGENT AND UNLIQUIDATED CLAIMS

8.1      Objection Deadline; Prosecution of Objections..................................................21
8.2      No Distributions Pending Allowance.............................................................21
8.3      Disputed Claims Reserve........................................................................22
8.4      Distribution After Allowance...................................................................22
8.5      Reservation of Right to Object to Allowance or Asserted Priority of Claims.....................22

              ARTICLE IX CONFIRMATION AND CONSUMMATION OF THE PLAN

9.1      Conditions to Confirmation.....................................................................22
9.2      Conditions to Effective Date...................................................................22
9.3      Waiver of Conditions...........................................................................23
9.4      Consequences of Non-Occurrence of Effective Date...............................................23

                     ARTICLE X EFFECT OF PLAN CONFIRMATION

10.1     Binding Effect.................................................................................24
10.2     Releases.......................................................................................24
10.3     Discharge of Claims and Termination of Interests...............................................25
10.4     Preservation of Rights of Action and Settlement of Litigation Claims...........................25
10.5     Exculpation and Limitation of Liability........................................................25
10.6     Injunction.....................................................................................26
10.7     Term of Bankruptcy Injunction or Stays.........................................................26
10.8     Termination of Subordination Rights and Settlement of Related Claims...........................26

                      ARTICLE XI RETENTION OF JURISDICTION


                      ARTICLE XII MISCELLANEOUS PROVISIONS

12.1     Effectuating Documents and Further Transactions................................................28
12.2     Corporate Action...............................................................................28
12.3     Exemption from Transfer Taxes..................................................................28
12.4     Payment of Statutory Fees......................................................................28
12.5     Amendment or Modification of the Plan..........................................................28
12.6     Severability of Plan Provisions................................................................29
12.7     Successors and Assigns.........................................................................29
12.8     Revocation, Withdrawal, or Non-Consummation....................................................29
12.9     Notice.........................................................................................29
12.10    Governing Law..................................................................................30
12.11    Tax Reporting and Compliance...................................................................30
12.12    Exhibits.......................................................................................30
12.13    Filing of Additional Documents.................................................................30

                                    EXHIBITS

EXHIBIT A                  AMENDED CERTIFICATE OF INCORPORATION OF
                           REORGANIZED McLEODUSA

EXHIBIT B                  RESTATED BY-LAWS OF REORGANIZED McLEODUSA

EXHIBIT C                  EXIT FACILITY TERM SHEET

EXHIBIT D                  MUTUAL RELEASE

EXHIBIT E                  NEW STOCKHOLDERS AGREEMENT

EXHIBIT F                  REGISTRATION RIGHTS AGREEMENT

PLAN SCHEDULES

SCHEDULE 7.2               SCHEDULE OF REJECTED LEASES

                                  INTRODUCTION

                  McLeodUSA Incorporated ("McLeodUSA" or the "Company"), McLeodUSA Holdings, Inc., McLeodUSA Information Services, Inc., McLeodUSA Network Services, Inc., McLeodUSA Purchasing, L.L.C. and McLeodUSA Telecommunications, Inc. propose the following joint prepackaged plan of reorganization for the resolution of the outstanding claims against and interests in the Debtors. Reference is made to the Disclosure Statement (as that term is defined herein), distributed contemporaneously herewith, for a discussion of the Debtors' history, business, properties and operations, projections for those operations, risk factors, a summary and analysis of this Plan (as that term is defined herein), and certain related matters including, among other things, the securities to be issued under this Plan and the proposed substantive consolidation of the Debtors' cases for certain limited purposes. Subject to certain restrictions and requirements set forth in 11 U.S.C. ss. 1127 and Fed. R. Bankr. P. 3019, the Debtors reserve the right, upon the written consent of the Majority Prepetition Lenders, to alter, amend, modify, revoke or withdraw this plan prior to its substantial consummation.

                                   ARTICLE I

                   DEFINED TERMS AND RULES OF INTERPRETATION

                  Defined Terms. As used herein, capitalized terms shall have the meanings set forth below. Any term that is not otherwise defined herein, but that is used in the Bankruptcy Code or the Bankruptcy Rules, will have the meaning given to that term in the Bankruptcy Code or the Bankruptcy Rules, as applicable.

                  1.1 Administrative Claim means a Claim for costs and expenses of administration of the Chapter 11 Cases Allowed under section 503(b), 507(b), or 1114(e)(2) of the Bankruptcy Code, including: (a) any actual and necessary costs and expenses incurred after the Petition Date of preserving the Debtors' Estates and operating the businesses of the Debtors (such as wages, salaries, and commissions for services and payments for inventory, leased equipment, and premises) and Claims of governmental units for taxes (including tax audit Claims related to tax years commencing after the Petition Date, but excluding Claims relating to tax periods, or portions thereof, ending on or before the Petition Date); (b) compensation for legal, financial, advisory, accounting, and other services and reimbursement of expenses Allowed by the Bankruptcy Court under section 330, 331, or 503(b) of the Bankruptcy Code to the extent incurred prior to the Effective Date; (c) all fees and charges assessed against the Debtors' Estates under section 1930, chapter 123, of title 28, United States Code; and (d) Claims under the DIP Credit Agreement.

                  1.2 Affiliate Debtor(s) means, individually or collectively, a Debtor or Debtors other than McLeodUSA, as applicable.

                  1.3 Allowed means, with respect to a Claim or Interest in any Class, an Allowed Claim or Allowed Interest in the particular Class or category specified. Any reference herein to a particular Allowed Claim includes both the secured and unsecured portions of such Claim.

                  1.4 Allowed Claim means a Claim (a) not listed as disputed, contingent or unliquidated on the Debtors' schedules, if any, and as to which no objection or request for estimation has been filed on or before any Claim objection deadline, if any, set by the Bankruptcy Court or the expiration of such other applicable period fixed by the Bankruptcy Court; (b) as to which any objection has been settled, waived, withdrawn, or denied by a Final Order; or
(c) that is Allowed (i) by a Final Order, (ii) by an agreement between the Holder of such Claim and the Debtors or Reorganized Debtors, or (iii) pursuant to the terms of this Plan.

                  The term "Allowed Claim" shall not, for purposes of computing distributions under this Plan, include interest on such Claim from and after the Petition Date, except as provided in section 506(b) of the Bankruptcy Code or as otherwise expressly set forth in this Plan.

                  1.5 Allowed Interest means any Interest that (a) is registered as of the Distribution Record Date in a stock register maintained by or on behalf of the Debtors and (b) is not a Disputed Interest, together with any Allowed Subordinated Claims arising out of or relating to such Interest

                  1.6 Amended Certificate of Incorporation and By-Laws means the amended certificate of incorporation and restated by-laws of Reorganized McLeodUSA, in substantially the forms attached to this Plan as Exhibits A and B, respectively.

                  1.7 AT&T Settlement Agreement means that certain settlement agreement entered into in principle by the Company and AT&T Corp.

                  1.8 Authorized Asset Sale means any sale of assets pursuant to a contract of sale approved by the board of directors of each Debtor party to such contract and consented to by the Majority Prepetition Lenders, provided that such contract of sale has been included in the Plan Supplement.

                  1.9 Ballot means each of the ballot forms distributed to a Holder of an Impaired Claim on which such Holder is to indicate acceptance or rejection of this Plan.

                  1.10 Bankruptcy Code means title 11 of the United States Code, as now in effect or hereafter amended.

                  1.11 Bankruptcy Court means the United States Bankruptcy Court for the Northern District of Illinois (Eastern Division), or any other court with jurisdiction over the Chapter 11 Cases.

                  1.12 Bankruptcy Rules means the Federal Rules of Bankruptcy Procedure and the local rules of the Bankruptcy Court, as now in effect or hereafter amended.

                  1.13 Business Day means any day, other than a Saturday, Sunday, or "legal holiday" (as defined in Bankruptcy Rule 9006(a)).

                  1.14 Cash means legal tender of the United States of America and equivalents thereof.

                  1.15 Chapter 11 Cases means (a) when used with reference to a particular Debtor, the case under chapter 11 of the Bankruptcy Code commenced by the Debtor in the Bankruptcy Court and (b) when used with reference to all Debtors, the cases under chapter 11 of the Bankruptcy Code commenced by Debtors in the Bankruptcy Court.

                  1.16 Claim means a "claim," as defined in section 101(5) of the Bankruptcy Code.

                  1.17 Class means a category of Holders of Claims or Interests, as described in Article II hereof.

                  1.18 Confirmation Date means the date on which the Clerk of the Bankruptcy Court enters the Confirmation Order on the docket of the Bankruptcy Court.

                  1.19 Confirmation Hearing means the hearing held by the Bankruptcy Court pursuant to section 1128 of the Bankruptcy Code to consider confirmation of this Plan, as such hearing may be adjourned or continued from time to time.

                  1.20 Confirmation Order means the order of the Bankruptcy Court confirming this Plan pursuant to section 1129 of the Bankruptcy Code, which order shall be in form and substance satisfactory to the Debtors and the Majority Prepetition Lenders.

                  1.21 Debtor(s) means, individually or collectively, McLeodUSA, McLeodUSA Holdings, Inc., McLeodUSA Information Services, Inc., McLeodUSA Network Services, Inc., McLeodUSA Purchasing, L.L.C. and McLeodUSA Telecommunications, Inc.

                  1.22 DIP Credit Agreement means a debtor-in-possession credit facility to be entered into, with the consent of the Majority Prepetition Lenders, by McLeodUSA, as borrower, and the Affiliate Debtors, as guarantors, and those entities identified as "Lenders" therein (as amended, modified, or supplemented), as approved by the Bankruptcy Court.

                  1.23 DIP Facility Claims means all Claims held by DIP Lenders pursuant to the DIP Credit Agreement.

                  1.24 DIP Lenders means those entities identified as "Lenders" in the DIP Credit Agreement and their respective successors and assigns.

                  1.25 Disbursing Agent means the Reorganized Debtors, or any party designated by the Reorganized Debtors, to serve as disbursing agent under this Plan.

                  1.26 Disclosure Statement means that certain disclosure statement (including all appendices and schedules thereto) dated October 19, 2005, relating to this Plan.

                  1.27 Disputed Claim means any Claim as to which the Debtors have interposed a timely objection or request for estimation in accordance with the Bankruptcy Code and the Bankruptcy Rules, or any claim otherwise disputed by the Debtors in accordance with applicable law, which objection has not been withdrawn or determined by a Final Order.

                  1.28 Disputed Claim Amount means with respect to (a) contingent or unliquidated Claims, the amount estimated by the Bankruptcy Court for purposes of distributions in respect of such Claim in accordance with section 502(c) of the Bankruptcy Code; or (b) any Disputed Claim that is not contingent or unliquidated, the amount set forth in a timely Filed proof of claim.

                  1.29 Disputed Interest means any Interest as to which the Debtors have interposed a timely objection or request for estimation in accordance with the Bankruptcy Code and the Bankruptcy Rules, or any claim otherwise disputed by the Debtors in accordance with applicable law, which objection has not been withdrawn or determined by a Final Order.

                  1.30 Distribution Date means the date upon which the initial distributions will be made to Holders of Allowed Claims pursuant to Article VI of this Plan.

                  1.31 Distribution Record Date means the Confirmation Date.

                  1.32 Effective Date means the Business Day this Plan becomes effective as provided in Article IX hereof.

                  1.33 Equity Interests in Debtors' Subsidiaries means the common stock of McLeodUSA's subsidiaries outstanding immediately prior to the Petition Date, including all options, warrants, calls, rights, puts, awards, commitments or any other agreements of any character to acquire such common stock.

                  1.34 Estate(s) means, individually, the estate of McLeodUSA or any of the Affiliate Debtors and collectively, the estates of all of the Debtors created under section 541 of the Bankruptcy Code.

                  1.35 Exchange Act means the Securities Exchange Act of 1934, 15 U.S.C. ss.ss. 78a et seq., as amended.

                  1.36 Exhibit means an exhibit annexed to either this Plan or as an appendix to the Disclosure Statement.

                  1.37 Exit Facility Credit Agreement means that certain Revolving Credit and Term Loan Agreement dated as of the Effective Date (a) providing for a secured, revolving credit facility in an amount not exceeding $50 million, with a letter of credit sub-facility in an amount not exceeding $15 million, and (b) governing the New Term Loan Notes to be entered into among Reorganized McLeodUSA, as borrower, those entities identified therein as guarantors, and the Exit Lenders, in a form consistent with the terms and conditions set forth in Exhibit C to this Plan. Obligations under the Exit Facility Credit Agreement will be secured by a first lien on the Exit Facility Collateral.

                  1.38 Exit Facility Collateral means the collateral securing the Obligations under the Exit Facility Credit Agreement, consisting of substantially all of the assets of Reorganized McLeodUSA and its subsidiaries.

                  1.39 Exit Lenders means those entities identified as "Lenders" in the Exit Facility Credit Agreement.

                  1.40 File, Filed, or Filing means file, filed, or filing with the Bankruptcy Court or its authorized designee in the Chapter 11 Cases.

                  1.41 Final Order means an order of the Bankruptcy Court as to which the time to appeal, petition for certiorari, or move for reargument or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for reargument or rehearing shall then be pending or as to which any right to appeal, petition for certiorari, reargue, or rehear shall have been waived in writing in form and substance satisfactory to the Debtors or the Reorganized Debtors, or, in the event that an appeal, writ of certiorari or reargument, or rehearing thereof has been sought, such order of the Bankruptcy Court shall have been determined by the highest court to which such order was appealed, or certiorari, reargument or rehearing shall have been denied and the time to take any further appeal, petition for certiorari, or move for reargument or rehearing shall have expired; provided, however, that the possibility that a motion under Rule 59 or Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules, may be filed with respect to such order shall not preclude such order from being a Final Order.

                  1.42 First Reorganization Proceedings means the proceedings under Chapter 11 of the Bankruptcy Code commenced by McLeodUSA on January 31, 2002 in the United States Bankruptcy Court for the District of Delaware (Case No. 02-10288).

                  1.43 Fronting Lender has the meaning ascribed thereto in the DIP Credit Agreement.

                  1.44 General Unsecured Claim means a Claim that is not an Administrative Claim, Priority Tax Claim, Non-Tax Priority Claim, Other Secured Claim, Senior Prepetition Lender Clam, Junior Prepetition Lender Claim, Lease Rejection Claim or Subordinated Claim, but shall not include Claims that are disallowed or released, whether by operation of law or pursuant to order of the Bankruptcy Court, written release or settlement, the provisions of this Plan or otherwise. General Unsecured Claims shall include any Claims between or among McLeodUSA and its affiliates.

                  1.45 Holder means an entity holding a Claim or Interest.

                  1.46 Impaired means, when used in reference to a Claim or Interest, a Claim or Interest that is impaired within the meaning of section 1124 of the Bankruptcy Code.

                  1.47 Interest means the legal, equitable, contractual, and other rights of the Holders of Old Preferred Stock, Old Common Stock or Equity Interests in the Affiliate Debtors, including the rights of any entity to purchase or demand the issuance of any of the foregoing, including (a) conversion, exchange, voting, participation, and dividend rights; (b) liquidation preferences; (c) stock options, warrants, and put rights; and (d) share-appreciation rights.

                  1.48 IRC means the Internal Revenue Code of 1986, as amended.

                  1.49 IRS means Internal Revenue Service of the United States of America.

                  1.50 Junior Prepetition Credit Agreement means the Credit Agreement dated as of May 31, 2000, as amended, modified or supplemented, among McLeodUSA, JPMorgan Chase Bank, N.A. as Administrative Agent and the Lenders party thereto.

                  1.51 Junior Prepetition Lender Claims means all Claims of the Junior Prepetition Lenders under the Junior Prepetition Credit Agreement as of the Petition Date, which Claims shall be deemed Allowed pursuant to this Plan in the aggregate principal amount of $677,277,945.57 plus (a) all unpaid interest payable under the Junior Prepetition Credit Agreement accrued through the Petition Date and (b) all fees and expenses payable under the Junior Prepetition Credit Agreement.

                  1.52 Junior Prepetition Lenders means all lenders under the Junior Prepetition Credit Agreement.

                  1.53 Junior Prepetition Notes means the promissory notes issued pursuant to the Junior Prepetition Credit Agreement, evidencing the loans outstanding thereunder.

                  1.54 Lease Claim Order has the meaning set forth in Section 9.1(b).

                  1.55 Lease Rejection Claim Amount means the amount of an Allowed Claim held by a landlord with respect to each rejected non-residential real property lease (determined in accordance with section 502(b)(6) of the Bankruptcy Code), as set forth on Plan Schedule 7.2.

                  1.56 Lease Rejection Claims means, collectively, all Allowed Claims held by the landlords with respect to the rejected non-residential real property leases set forth on Plan Schedule 7.2.

                  1.57 Litigation Claims means the claims, rights of action, suits or proceedings, whether in law or in equity, whether known or unknown, that any Debtor or Estate may hold against any person.

                  1.58 Majority Prepetition Lenders means Holders of more than 50% in principal amount of each of (a) the Senior Prepetition Lender Claims and
(b) the Junior Prepetition Lender Claims.

                  1.59 Management Stock Plan means any management stock plan, option plan, restricted stock plan or other similar management incentive award plan developed for the Reorganized Debtors and approved and implemented pursuant to Section 5.8 of this Plan after the Effective Date.

                  1.60 Management Stock Plan Awards means any awards that may be granted to participants under a Management Stock Plan.

                  1.61 MCI Settlement Agreement means that certain settlement agreement entered into by the Company and MCI Network Services, Inc. dated as of September 9, 2005.

                  1.62 McLeodUSA means McLeodUSA Incorporated, a Delaware company, debtor in possession in these Chapter 11 Cases pending in the Bankruptcy Court.

                  1.63 Mutual Release means a mutual release substantially in the form of Exhibit D to this Plan.

                  1.64 New Common Stock means the shares of the new class of new common stock of Reorganized McLeodUSA to be issued for distribution pursuant to Section 5.6 of this Plan.

                  1.65 New Stockholders Agreement means the stockholders agreement, to be dated as of the Effective Date, among Reorganized McLeodUSA and each of the persons party thereto, substantially in the form of Exhibit E to this Plan.

                  1.66 New Term Loan Notes means the new term loan promissory notes in the aggregate principle amount of the amounts outstanding and unpaid under the Senior Prepetition Credit Agreement as of the Effective Date, with the principal terms set forth in Exhibit C to this Plan, and governed by the Exit Facility Credit Agreement.

                  1.67 Non-Tax Priority Claims means all unsecured claims specified in sections 507(a) and 507(b) of the Bankruptcy Code other than Priority Tax Claims.

                  1.68 Old Common Stock means any common stock of McLeodUSA or any predecessor company outstanding at any time prior to the Petition Date, including without limitation (a) any common stock of McLeodUSA outstanding prior to the First Reorganization Proceedings and (b) all options, warrants, calls, rights, puts, awards, commitments or any other agreements of any character to acquire any such common stock.

                  1.69 Old Preferred Stock means (a) the McLeodUSA Preferred Series A, redeemable, convertible, $0.01 par value, (b) the McLeodUSA Preferred Series B, $0.01 par value and (c) all options, warrants, calls, rights, puts, awards, commitments or any other agreements of any character to acquire such preferred stock.

                  1.70 Other Secured Claim means a Claim (other than an Administrative Claim or Prepetition Lender Claim) that is secured by a lien on property in which a Debtor's Estate has an interest or that is subject to setoff under section 553 of the Bankruptcy Code, to the extent of the value of the Claim holder's interest in the applicable Estate's interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code or, in the case of the setoff, pursuant to section 553 of the Bankruptcy Code.

                  1.71 Pending Shareholder Litigation means (a) the federal class action no. CO2-0001 filed in the United States District Court for the Northern District of Iowa by New Millennium Growth Fund LLC and other lead plaintiffs, individually and on behalf of a putative class of shareholders against certain former officers and current and former directors of McLeodUSA Incorporated, and (b) the two proofs of claim filed against McLeodUSA Incorporated in the First Reorganization Proceedings by New Millennium Growth Fund LLC, the first in its individual capacity and the second both individually and as the representative of a putative class of shareholders.

                  1.72 Permitted Distribution Date has the meaning set forth in
Section 5.6(e).

                  1.73 Petition Date means the date on which the Debtors file their petitions for relief commencing the Chapter 11 Cases.

                  1.74 Plan means this chapter 11 plan of reorganization, including the Exhibits and Plan Schedules and all supplements, appendices, and schedules thereto, either in its present form or as the same may be altered, amended, or modified from time to time.

                  1.75 Plan Schedule means any schedule annexed to either this Plan or as an appendix to the Disclosure Statement.

                  1.76 Plan Supplement means a supplement to this Plan in form and substance satisfactory to the Debtors and the Majority Prepetition Lenders filed with the Bankruptcy Court not later than 5 days prior to the Confirmation Date for the purposes specified in this Plan.

                  1.77 Prepetition Agents means the Prepetition Senior Agent and the Prepetition Junior Agent.

                  1.78 Prepetition Credit Agreements means, collectively, the Senior Prepetition Credit Agreement and the Junior Prepetition Credit Agreement.

                  1.79 Prepetition Junior Agent means the Administrative Agent under the Junior Prepetition Credit Agreement.

                  1.80 Prepetition Lender Claims means, collectively, the Senior Prepetition Lender Claims and the Junior Prepetition Lender Claims.

                  1.81 Prepetition Lenders means, collectively, the Senior Prepetition Lenders and the Junior Prepetition Lenders.

                  1.82 Prepetition Senior Agent means the Administrative Agent under the Senior Prepetition Credit Agreement.

                  1.83 Priority Tax Claim means a Claim of a governmental unit of the kind specified in sections 502(i) and 507(a)(8) of the Bankruptcy Code.

                  1.84 Professional means (a) any professional employed in the Chapter 11 Cases pursuant to section 327 or 1103 of the Bankruptcy Code or otherwise and (b) any professional or other entity seeking compensation or reimbursement of expenses in connection with the Chapter 11 Cases pursuant to section 503(b)(4) of the Bankruptcy Code, and shall not include professionals employed by any Prepetition Lender.

                  1.85 Professional Fees means an Administrative Claim of a Professional for compensation for services rendered or reimbursement of costs, expenses or other charges, and expenses incurred after the Petition Date and prior to and including the Effective Date.

                  1.86 Registration Rights Agreement means the registration rights agreement, to be dated as of the Effective Date, among Reorganized McLeodUSA and each of the persons receiving shares of New Common Stock on or after the Effective Date, substantially in the form of Exhibit F to this Plan.

                  1.87 Reinstated or Reinstatement means (a) leaving unaltered the legal, equitable and contractual rights to which a Claim entitles the Holder of such Claim so as to leave such Claim Unimpaired or (b) notwithstanding any contractual provision or applicable law that entitles the Holder of such Claim to demand or receive accelerated payment of such Claim after the occurrence of a default (i) curing any such default that occurred before or after the Petition Date, other than a default of a kind specified in section 365(b)(2) of the Bankruptcy Code; (ii) reinstating the maturity of such Claim as such maturity existed before such default; (iii) compensating the Holder of such Claim for any damages incurred as a result of any reasonable reliance by such Holder on such contractual provision or such applicable law; and (iv) not otherwise altering the legal, equitable or contractual rights to which such Claim or Interest entitles the holder of such Claim; provided, however, that any contractual right that does not pertain to the payment when due of principal and interest on the obligation on which such Claim is based, including, but not limited to, financial covenant ratios, negative pledge covenants, covenants or restrictions on merger or consolidation, and affirmative covenants regarding corporate existence, prohibiting certain transactions or actions contemplated by the Plan, or conditioning such transactions or actions on certain factors, shall not be required to be reinstated in order to accomplish Reinstatement.

                  1.88 Releasing Officers and Directors means all persons who were officers or directors of any Debtor as of August 11, 2005 or any time thereafter up to immediately prior to the Effective Date.

                  1.89 Reorganized Debtors means the Debtors or any successors thereto by merger, consolidation, or otherwise, on or after the Effective Date, after giving effect to the transactions occurring on the Effective Date.

                  1.90 Reorganized McLeodUSA means McLeodUSA, on or after the Effective Date, after giving effect to the transactions occurring on the Effective Date.

                  1.91 Restructuring Transactions has the meaning ascribed thereto in Section 5.2 of this Plan.

                  1.92 Securities Act means the Securities Act of 1933, 15 U.S.C. ss.ss. 77c-77aa, as now in effect or hereafter amended.

                  1.93 Senior Prepetition Credit Agreement means the Credit Agreement dated as of April 16, 2002, as amended, modified or supplemented from time to time, among McLeodUSA, JPMorgan Chase Bank, N.A. as Agent and the Lenders party thereto.

                  1.94 Senior Prepetition Lender Claims means all Claims of the Senior Prepetition Lenders under the Senior Prepetition Credit Agreement, which Claims shall be deemed, pursuant to section 506 of the Bankruptcy Code, Allowed pursuant to this Plan in the aggregate principal amount of $ 100 million, plus
(a) (i) any amounts drawn on letters of credit after the Petition Date (including, without limitation, in respect of letters of credit that remain undrawn and unexpired on the Effective Date), (ii) interest thereon through the Effective Date at the non-default contract rate and (iii) all fees and expenses payable in respect of such Claims under the Senior Pre-Petition Credit Agreement and minus (b) amounts repaid prior to the Effective Date, if any, from the sale of assets.

                  1.95 Senior Prepetition Lenders means all lenders under the Senior Prepetition Credit Agreement.

                  1.96 Senior Prepetition Notes means the promissory notes issued pursuant to the Senior Prepetition Credit Agreement, evidencing the loans outstanding thereunder.

                  1.97 Solicitation Order means the order entered by the Bankruptcy Court establishing procedures with respect to the solicitation and tabulation of votes to accept or reject this Plan.

                  1.98 Stock Distributions has the meaning set forth in Section 5.6(e).

                  1.99 Subordinated Claims means any Claim, including without limitation, claims under federal or state securities laws, arising from the rescission of a purchase or sale of Old Preferred Stock or Old Common Stock, any Claim for damages arising from the purchase or sale of Old Preferred Stock or Old Common Stock, or any Claim for reimbursement, contribution, or indemnification on account of any such Claim including without limitation, any Claim in respect of the Pending Shareholder Litigation and any Claim for reimbursement, contribution or indemnity on account or in respect thereof or arising therefrom (including indemnification obligations assumed under the plan of reorganization confirmed pursuant to the First Reorganization Proceedings).

                  1.100 Substantive Consolidation Order means the order, or provision of the Confirmation Order, substantively consolidating the Chapter 11 Cases, as provided in Section 5.1 of this Plan.

                  1.101 Unimpaired Claim means a Claim that is not impaired within the meaning of section 1124 of the Bankruptcy Code.

                  1.102 Voting Deadline means October 28, 2005.

                  1.103 Voting Record Date means October 14, 2005.

                  Rules of Interpretation and Computation of Time. For purposes of this Plan, unless otherwise provided herein: (a) whenever from the context it is appropriate, each term, whether stated in the singular or the plural, will include both the singular and the plural; (b) unless otherwise provided in this Plan, any reference in this Plan to a contract, instrument, release, or other agreement or document being in a particular form or on particular terms and conditions means that such document will be substantially in such form or substantially on such terms and conditions; (c) any reference in this Plan to an existing document or schedule Filed or to be Filed means such document or schedule, as it may have been or may be amended, modified, or supplemented pursuant to this Plan; (d) any reference to an entity as a Holder of a Claim or Interest includes that entity's successors and assigns; (e) all references in this Plan to Sections, Articles, and Schedules are references to Sections, Articles, and Schedules of or to this Plan; (f) the words "herein," "hereunder," and "hereto" refer to this Plan in its entirety rather than to a particular portion of this Plan; (g) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of this Plan; (h) subject to the provisions of any contract, certificates of incorporation, by-laws, instrument, release, or other agreement or document entered into in connection with this Plan, the rights and obligations arising under this Plan shall be governed by, and construed and enforced in accordance with, federal law, including the Bankruptcy Code and Bankruptcy Rules; (i) the rules of construction set forth in section 102 of the Bankruptcy Code will apply; and (j) in computing any period of time prescribed or allowed by this Plan, the provisions of Bankruptcy Rule 9006(a) will apply.

                  Exhibits, Plan Schedules and Plan Supplement. All Exhibits and Plan Schedules, as well as the Plan Supplement, are incorporated into and are a part of this Plan as if set forth in full herein, and, to the extent not annexed hereto, such Exhibits, Plan Schedules and Plan Supplement shall be timely filed with the Bankruptcy Court in accordance with this Plan. Holders of Claims and Interests may obtain a copy of the filed Exhibits, Plan Schedules and Plan Supplement upon written request to the Debtors. Upon their filing, the Exhibits, Plan Schedules and Plan Supplement may be inspected in the office of the clerk of the Bankruptcy Court or its designee during normal business hours. The documents contained in the Exhibits, Plan Schedules and Plan Supplement shall be approved by the Bankruptcy Court pursuant to the Confirmation Order.

                                  ARTICLE II

                     CLASSIFICATION OF CLAIMS AND INTERESTS

                  All Claims and Interests, except Administrative Claims and Priority Tax Claims, are placed in the Classes set forth below. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims, as described below, have not been classified.

                  This Plan constitutes a single plan of reorganization for all Debtors. A Claim or Interest is placed in a particular Class only to the extent that the Claim or Interest falls within the description of that Class and is classified in other Classes to the extent that any portion of the Claim or Interest falls within the description of such other Classes. A Claim or Interest is also placed in a particular Class for the purpose of receiving distributions pursuant to this Plan only to the extent that such Claim or Interest is an Allowed Claim or Interest in that Class and such Claim or Interest has not been paid, released, or otherwise settled prior to the Effective Date.

                  2.1 Unclassified Claims (not entitled to vote on the Plan).

                           (a) Administrative Claims.

                           (b) Priority Tax Claims.

                  2.2 Unimpaired Classes of Claims (deemed to have accepted the Plan and, therefore, not entitled to vote on the Plan).

                           (a) Class 1: Non-Tax Priority Claims. Class 1
consists of all Non-Tax Priority Claims.

                           (b) Class 2: Other Secured Claims. Class 2 consists
of all Other Secured Claims.

                           (c) Class 3: General Unsecured Claims. Class 3
consists of all General Unsecured Claims.

                  2.3 Impaired Classes of Claims (Classes 4 and 5 are entitled to vote on the Plan; Class 6 shall be deemed to have rejected the Plan and therefore not entitled to vote on the Plan).

                           (a) Class 4: Senior Prepetition Lender Claims. Class
4 consists of all Senior Prepetition Lender Claims.

                           (b) Class 5: Junior Prepetition Lender Claims. Class
5 consists of all Junior Prepetition Lender Claims.

                           (c) Class 6: Lease Rejection Claims. Class 6
consists of all Lease Rejection Claims.

                  2.4 Unimpaired Class of Interests (deemed to have accepted the Plan and, therefore, not entitled to vote on the Plan).

                           Class 7: Equity Interests in Debtors' Subsidiaries.
Class 7 consists of all the Equity Interests in Debtors' Subsidiaries.

                  2.5 Impaired Classes of Interests (deemed to have rejected the Plan and, therefore, not entitled to vote on the Plan).

                           (a) Class 8: Old Preferred Stock Interests. Class 8
consists of all Interests directly arising from, under, or relating in any way to, the Old Preferred Stock, and all Subordinated Claims arising out of or relating thereto.

                           (b) Class 9: Old Common Stock Interests. Class 9
consists of all Interests directly arising from, under, or relating in any way to, the Old Common Stock, and all Subordinated Claims arising out of or relating thereto.

                                  ARTICLE III

                       TREATMENT OF CLAIMS AND INTERESTS

                  3.1 Unclassified Claims.

                           (a) Administrative Claims. Subject to the provisions
of sections 330(a), 331, and 503(b) of the Bankruptcy Code, each Allowed Administrative Claim shall be paid by the Debtors, at their election, in full, in Cash, upon the later of (i) the Effective Date, (ii) the due date thereof in accordance with its terms, (iii) the date upon which such Administrative Claim becomes an Allowed Claim, (iv) in respect of liabilities incurred in the ordinary course of business, the date upon which such liabilities are payable in the ordinary course of such Debtor's business, consistent with past practices or (v) such other date as may be agreed upon between the Holder of such Allowed Administrative Claim and the Debtors.

                           (b) Claims Under the DIP Credit Agreement. On the
Effective Date, all amounts owed by any Debtor under the DIP Credit Agreement (including, without limitation, all loans and all fees and expenses payable thereunder) shall be paid in full in Cash and the Commitments (as defined in the DIP Credit Agreement) under the DIP Credit Agreement shall be cancelled. In addition, on the Effective Date, any unexpired letters of credit outstanding under the DIP Credit Agreement shall be either (i) returned to the Fronting Lender and cancelled without having been drawn or (ii) replaced with back-to-back letters of credit and/or cash collateralized in an amount equal to 105% of the aggregate letter of credit exposure (i.e., the sum of (x) the aggregate undrawn amount of all outstanding letters of credit and (y) all amounts drawn under such letters of credit and not then reimbursed), in each case as provided for and in accordance with the DIP Credit Agreement.

                           (c) Priority Tax Claims. Unless the Holder of such
claim and the applicable Debtor (with the consent of the Prepetition Agents) agree to a different treatment, on the Effective Date, each Holder of an Allowed Priority Tax Claim shall have its Claim Reinstated.

                  3.2 Unimpaired Classes of Claims.

                           (a) Class 1: Non-Tax Priority Claims. Unless the
Holder of such Claim and the applicable Debtor agree to a different treatment, on the Effective Date, each Holder of an Allowed Non-Tax Priority Claim shall have its Claim Reinstated.

                           (b) Class 2: Other Secured Claims. Unless the Holder
of such Claim and the applicable Debtor agree to a different treatment, on the Effective Date, each Holder of an Other Secured Claim shall have its Claim Reinstated.

                           (c) Class 3: General Unsecured Claims. Unless the
Holder of such Claim and the applicable Debtor agree to a different treatment, on the Effective Date, each Holder of a General Unsecured Claim shall have its Claim Reinstated.

                  3.3 Impaired Classes of Claims.

                           (a) Class 4: Senior Prepetition Lender Claims. On
the Effective Date, each Holder of an Allowed Class 4 Claim shall receive its pro rata share of the New Term Loan Notes. Obligations in respect of the New Term Loan Notes, together with the other obligations under the Exit Facility Credit Agreement, shall be secured by a first lien on the Exit Facility Collateral. In addition, on the Effective Date, Reorganized McLeodUSA shall pay each Holder of an Allowed Class 4 Claim Cash equal to (i) all unpaid interest accrued as of the Effective Date on such Senior Prepetition Lender Claim at the non-default contract rate in accordance with the Senior Prepetition Credit Agreement, compounded on each interest payment date to the extent not paid when due and (ii) all unpaid fees and expenses of the Prepetition Senior Agent and the Prepetition Senior Lenders required to be paid pursuant to the Senior Prepetition Credit Agreement. On the Effective Date, any unexpired letters of credit outstanding under the Senior Prepetition Credit Agreement shall be deemed to be replaced by letters of credit under the revolving credit facility under the Exit Facility Credit Agreement.

                           (b) Class 5: Junior Prepetition Lender Claims. On
the Effective Date, each Holder of an Allowed Class 5 Claim shall be entitled to receive its pro rata share of 100% of the New Common Stock (subject to dilution by the Management Stock Plan Awards and the terms and conditions of this Plan). The New Common Stock shall be subject to the terms of the New Stockholders Agreement and the Registration Rights Agreement, which shall be, and shall be deemed to be, binding upon and enforceable by all Holders of the New Common Stock including the Holders of Class 5 Claims, and Reorganized McLeodUSA, as of the Effective Date, without further action by any party. Reorganized McLeodUSA shall also pay in Cash, on the Effective Date, all unpaid fees and expenses of the Prepetition Junior Agent and the Prepetition Junior Lenders required to be paid pursuant to the Junior Prepetition Credit Agreement.

                           (c) Class 6: Lease Rejection Claims. Subject to the
provisions of Section 7.2 of this Plan, on the Distribution Date, each Holder of an Allowed Class 6 Claim shall receive Cash equal to 100% of its Allowed Lease Rejection Claim Amount.

                  3.4 Unimpaired Class of Interests. Class 7: Equity Interests in Debtors' Subsidiaries. On the Effective Date, Reorganized McLeodUSA shall retain the Equity Interests in Debtors' Subsidiaries.

                  3.5 Impaired Classes of Interests.

                           (a) Class 8: Old Preferred Stock Interests and
Subordinated Claims. On the Effective Date, Old Preferred Stock will be cancelled and the Holders of Allowed Interests arising out of or relating to the Old Preferred Stock (including, without limitation, any related Subordinated Claims) shall not receive or retain any distribution on account of such Allowed Interests.

                           (b) Class 9: Old Common Stock Interests and
Subordinated Claims. On the Effective Date, the Old Common Stock will be cancelled, and the Holders of Allowed Interests arising out of or relating to the Old Common Stock (including, without limitation, any related Subordinated Claims) shall not receive or retain any distribution on account of such Allowed Interests.

                  3.6 Special Provision Regarding Unimpaired Claims. Except as otherwise explicitly provided in this Plan, nothing shall affect the Debtors' or the Reorganized Debtors' rights and defenses, both legal and equitable, with respect to any Unimpaired Claims, including, but not limited to, all rights with respect to legal and equitable defenses to setoffs or recoupments against Unimpaired Claims.

                                  ARTICLE IV

                      ACCEPTANCE OR REJECTION OF THE PLAN

                  4.1 Impaired Classes of Claims Entitled to Vote. Subject to Sections 4.3 and 4.4 of this Plan, Holders of Claims in each Impaired Class of Claims are entitled to vote as a class to accept or reject this Plan.

                  4.2 Acceptance by an Impaired Class. In accordance with
section 1126(c) of the Bankruptcy Code and except as provided in section 1126(e) of the Bankruptcy Code, an Impaired Class of Claims shall have accepted this Plan if this Plan is accepted by the Holders of at least two-thirds ((2)/3) in dollar amount and more than one-half (1/2) in number of the Allowed Claims of such Class that have timely and properly voted to accept or reject this Plan.

                  4.3 Presumed Acceptances by Unimpaired Classes. Classes 1, 2, 3 and 7 are Unimpaired by this Plan. Under section 1126(f) of the Bankruptcy Code, Holders of such Claims or Interests are conclusively presumed to accept this Plan, and the votes of the Holders of such Claims or Interests will not be solicited.

                  4.4 Classes Deemed to Reject Plan. Upon entry of the Solicitation Order, Class 6 will be deemed to have rejected the Plan and therefore will not be entitled to vote to accept or reject the Plan. By operation of law, Classes 8 and 9 are deemed to reject the Plan and are not, therefore, entitled to vote to accept or reject the Plan.

                  4.5 Summary of Classes Voting on the Plan. As a result of the provisions of Sections 4.3 and 4.4 of this Plan, only the votes of Holders of Claims in Classes 4 and 5 will be solicited with respect to this Plan.

                  4.6 Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code. The Holders of Class 6 Claims, Class 8 Interests and Class 9 Interests are deemed under the Plan and under the Solicitation Order to have rejected the Plan. Accordingly, the Debtor will seek confirmation of the Plan with respect to such Holders of Class 6 Claims and the Holders of Class 8 Interests and Class 9 Interests pursuant to section 1129(b) of the Bankruptcy Code.

                                   ARTICLE V

                      MEANS FOR IMPLEMENTATION OF THE PLAN

                  5.1 Substantive Consolidation for Purposes of Treating Impaired Claims.

                           (a) Substantive Consolidation. This Plan
contemplates and is predicated upon entry of an order substantively consolidating the Debtors solely for the purposes of treating Classes 4, 5 and 6 Claims, including for voting, confirmation, and distribution purposes. This Plan does not contemplate the substantive consolidation of the Debtors with respect to the other Classes of Claims or Interests set forth in this Plan, or for any other purpose. On the Effective Date, (i) all guaranties of any Debtor of the payment, performance, or collection of another Debtor with respect to Class 4, 5 and 6 Claims shall be deemed eliminated and cancelled, (ii) any obligation of any Debtor and all guarantees with respect to Class 4, 5 and 6 Claims thereof executed by one (1) or more of the other Debtors shall be treated as a single obligation and any obligation of two (2) or more Debtors, and all multiple Impaired Claims against such entities on account of such joint obligations shall be treated and Allowed only as a single Impaired Claim against the consolidated Debtors, and (iii) each Class 4, 5 or 6 Claim filed or to be filed against any Debtor shall be deemed filed against the consolidated Debtors and shall be deemed a single Class 4, 5 or 6 Claim against and a single obligation of the consolidated Debtors. On the Effective Date, and in accordance with the terms of this Plan and the consolidation of the assets and liabilities of the Debtors, all Class 4, 5 or 6 Claims based upon guarantees of collection, payment, or performance made by the Debtors as to the obligations of another Debtor shall be released and of no further force and effect. Except as set forth in this Section 5.1, such substantive consolidation shall not (other than for purposes related to this Plan) (i) affect the legal and corporate structures of the Reorganized Debtors, subject to the right of the Reorganized Debtors or Reorganized McLeodUSA to effect Restructuring Transactions as provided in Section 5.2 of this Plan, (ii) cause any Debtor to be liable for any Impaired Claim or Unimpaired Claim under this Plan for which it otherwise is not liable, and the liability for any such Claim shall not be affected by such substantive consolidation, (iii) affect Claims of Debtors against Debtors, (iv) affect Interests in Affiliate Debtors, (v) affect any obligations under any leases or contracts assumed in this Plan or otherwise subsequent to the filing of the Chapter 11 Cases, or (vi) affect any obligations to pay quarterly fees to the United States Trustee. On the Effective Date, except as otherwise expressly provided for in this Plan, the Equity Interests in the Debtors' Subsidiaries.

                           (b) Substantive Consolidation Order. Unless the
Bankruptcy Court has approved the substantive consolidation of the Chapter 11 Cases by a prior order, this Plan shall serve as, and shall be deemed to be, a motion for entry of an order substantively consolidating the Debtors as provided in Section 5.1 hereof. If no objection to substantive consolidation is timely filed and served by any Holder of an Impaired Claim affected by this Plan as provided herein on or before the deadline for objection to confirmation of this Plan, the Substantive Consolidation Order (which may be the Confirmation Order) may be entered by the Bankruptcy Court. If any such objections are timely filed and served, a hearing with respect to the substantive consolidation of the Chapter 11 Cases and the objections thereto shall be scheduled by the Bankruptcy Court, which hearing may, but is not required to, coincide with the Confirmation Hearing.

                  5.2 Transactions Authorized Under the Plan

                           (a) On or after the Effective Date, the applicable
Reorganized Debtors are hereby authorized, without further corporate action, to consummate any Authorized Asset Sale, and the officers of the applicable Reorganized Debtors are hereby authorized to execute and deliver any agreements, instruments or other documents necessary or appropriate to effectuate such transactions. Upon consummation of a sale of assets in connection with an Authorized Asset Sale, the assets sold shall vest in the purchaser free and clear of all liens, Claims and encumbrances (with any such liens, Claims and encumbrances to attach to the proceeds of such sale) except as specified in the applicable contract of sale.

                           (b) On or after the Effective Date, subject to the
terms and conditions of the obligations of the Reorganized Debtors surviving the Effective Date (including, without limitation, the terms and conditions of the certificate of incorporation of Reorganized McLeodUSA and the Exit Facility Credit Agreement), the applicable Reorganized Debtors may enter into such transactions and may take such actions as may be necessary or appropriate to effect a corporate restructuring of their respective businesses, to otherwise simplify the overall corporate structure of the Reorganized Debtors, or to reincorporate certain of the Affiliate Debtors under the laws of jurisdictions other than the laws of which the applicable Affiliate Debtors are presently incorporated. Such restructuring may include one or more mergers, consolidations, restructures, dispositions, liquidations, or dissolutions, as may be determined by the Debtors or Reorganized Debtors to be necessary or appropriate (collectively, the "Restructuring Transactions"). The actions to effect the Restructuring Transactions may include (i) the execution and delivery of appropriate agreements or other documents of merger, consolidation, restructuring, disposition, liquidation, or dissolution containing terms that are consistent with the terms of the Plan and that satisfy the applicable requirements of applicable state law and such other terms to which the applicable entities may agree; (ii) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, duty, or obligation on terms consistent with the terms of the Plan and having such other terms to which the applicable entities may agree; (iii) the filing of appropriate certificates or articles of merger, consolidation, or dissolution pursuant to applicable state law; and (iv) all other actions that the applicable entities determine to be necessary or appropriate, including making filings or recordings that may be required by applicable state law in connection with such transactions. The Restructuring Transactions may include one or more mergers, consolidations, restructures, dispositions, liquidations, or dissolutions, as may be determined by the Reorganized Debtors to be necessary or appropriate to result in substantially all of the respective assets, properties, rights, liabilities, duties, and obligations of certain of the Reorganized Debtors vesting in one or more surviving, resulting, or acquiring corporations. In each case in which the surviving, resulting, or acquiring corporation in any such transaction is a successor to a Reorganized Debtor, such surviving, resulting, or acquiring corporation will perform the obligations of the applicable Reorganized Debtor pursuant to the Plan to pay or otherwise satisfy the Allowed Claims against such Reorganized Debtor, except as provided in any contract, instrument, or other agreement or document effecting a disposition to such surviving, resulting, or acquiring corporation, which may provide that another Reorganized Debtor will perform such obligations.

                  5.3 Continued Corporate Existence and Vesting of Assets in the Reorganized Debtors. Subject to the Restructuring Transactions defined in
Section 5.2 of this Plan, after the Effective Date the Reorganized Debtors shall continue to exist as separate corporate entities in accordance with the applicable law in the respective jurisdiction in which they are incorporated and pursuant to their respective certificates or articles of incorporation and by-laws in effect prior to the Effective Date, except to the extent such certificates or articles of incorporation and by-laws are amended under this Plan. Notwithstanding anything to the contrary in this Plan, including Section
5.1 hereof as to substantive consolidation, the Unimpaired Claims of a particular Debtor or Reorganized Debtor shall remain the obligations solely of such Debtor or Reorganized Debtor and shall not become obligations of any other Debtor or Reorganized Debtor by virtue of this Plan, the Chapter 11 Cases, or otherwise. Except as otherwise provided in this Plan, on and after the Effective Date, all property of the Estate of the Debtors, including all claims, rights, and causes of action and any property acquired by the Debtors or the Reorganized Debtors under or in connection with this Plan, shall vest in the Reorganized Debtors free and clear of all Claims, liens, charges, other encumbrances, and Interests, subject to the Restructuring Transactions defined in Section 5.2 of this Plan. On and after the Effective Date, the Reorganized Debtors may operate their businesses and may use, acquire, and dispose of property and compromise or settle any Claims without supervision of or approval by the Bankruptcy Court and free and clear of any restrictions of the Bankruptcy Code or the Bankruptcy Rules, other than restrictions expressly imposed by this Plan or the Confirmation Order. Without limiting the foregoing, the Reorganized Debtors may pay the charges that they incur on or after the Effective Date for professionals' fees, disbursements, expenses, or related support services without application to the Bankruptcy Court.

                  5.4 Corporate Governance, Directors, Officers, and Corporate Action.

                           (a) Certificates of Incorporation and By-Laws.
Effective on the Effective Date, the certificate of incorporation and by-laws of Reorganized McLeodUSA shall be amended substantially as set forth in Exhibits A and B, respectively, to the Plan, which shall (i) include, among other things, pursuant to section 1123(a)(6) of the Bankruptcy Code, a provision prohibiting the issuance of non-voting equity securities, but only to the extent required by section 1123(a)(6) of the Bankruptcy Code; and (ii) authorize the issuance of New Common Stock in an amount not less than the amount necessary to permit the distributions thereof required or contemplated by this Plan. In addition, the certificates or articles of incorporation and by-laws of the Affiliate Debtors shall be amended as necessary to satisfy the provisions of this Plan and the Bankruptcy Code. After the Effective Date, the Reorganized Debtors may amend and restate their certificates or articles of incorporation and by-laws as permitted by applicable law.

                           (b) Directors and Officers of the Reorganized
Debtors. Subject to any requirement of Bankruptcy Court approval pursuant to section 1129(a)(5) of the Bankruptcy Code, as of the Effective Date, the initial directors and officers of Reorganized McLeodUSA shall be the persons identified in the Plan Supplement. The board of directors of Reorganized McLeodUSA shall have seven (7) members. The boards of directors of the Reorganized Debtors other than Reorganized McLeodUSA shall be comprised of members of the board of directors of Reorganized McLeodUSA, or such other persons as are designated by the board of directors of Reorganized McLeodUSA. Pursuant to section 1129(a)(5), the Debtors will disclose in the Plan Supplement the identity and affiliations of any person proposed to serve on the initial board of directors of Reorganized McLeodUSA, and, to the extent such person is an insider other than by virtue of being a director, the nature of any compensation for such person. The classification and composition of the board of directors of each of the Reorganized Debtors shall be consistent with the Amended Certificate of Incorporation; provided, however, that the length of the initial term of each director shall be two (2) years. Each such director and officer shall serve from and after the Effective Date pursuant to the terms of the Amended Certificate of Incorporation, the other constituent documents of the Reorganized Debtors, and applicable law. Each member of the board of directors of each of the Debtors will be deemed to have resigned on the Effective Date.

                           (c) Corporate Action. On the Effective Date, the
adoption of the Amended Certificate of Incorporation or similar constituent documents, the adoption of the Amended By-Laws, the selection of directors and officers for the Reorganized Debtors, and all other actions contemplated by this Plan shall be authorized and approved in all respects (subject to the provisions of this Plan). All matters provided for in this Plan involving the corporate structure of the Debtors or the Reorganized Debtors, and any corporate action required by the Debtors or the Reorganized Debtors in connection with this Plan, shall be deemed to have timely occurred in accordance with applicable law and shall be in effect, without any requirement of further action by the security holders or directors of the Debtors or the Reorganized Debtors. On the Effective Date, the appropriate officers of the Reorganized Debtors and members of the boards of directors of the Reorganized Debtors are authorized and directed to issue, execute, and deliver the agreements, documents, securities, and instruments contemplated by this Plan in the name of and on behalf of the Reorganized Debtors.

                  5.5 Cancellation of Notes, Instruments, Debentures, Preferred Stock and Common Stock. On the Effective Date, except as otherwise provided for herein, (a) the Senior Prepetition Credit Agreement, Junior Prepetition Credit Agreement, Senior Prepetition Notes, Junior Prepetition Notes, Old Common Stock, Old Preferred Stock and any other notes, bonds (with the exception of surety bonds outstanding), indentures, or other instruments or documents evidencing or creating any indebtedness or obligations of a Debtor that are Impaired under this Plan shall be cancelled, and (b) the obligations of the Debtors under any agreements, indentures, or certificates of designation governing the Senior Prepetition Lender Claims, Junior Prepetition Lender Claims, Lease Rejection Claims, Old Common Stock, Old Preferred Stock and any other Claims or any notes, bonds, indentures, or other instruments or documents evidencing or creating any Claims against a Debtor that are Impaired under this Plan shall be discharged. As of the Effective Date, all Old Common Stock and Old Preferred Stock that has been authorized to be issued but that has not been issued shall be deemed cancelled and extinguished without any further action of any party.

                  5.6 Issuance of New Securities and Related Matters.

                           (a) Issuance of New Securities. On or as soon as
reasonably practicable after the Effective Date, the Reorganized Debtors shall issue (subject to Section 5.6(e) of this Plan), all instruments, certificates and other documents, including the New Common Stock and the New Term Loan Notes required to be issued or distributed pursuant to this Plan without further act or action under applicable law, regulation, order, or rule. The issuance of the New Common Stock and the New Term Loan Notes and the distribution thereof under this Plan shall be exempt from registration under applicable securities laws pursuant to section 1145(a) of the Bankruptcy Code. Without limiting the effect of Section 1145 of the Bankruptcy Code, all documents, agreements, and instruments entered into on or as of the Effective Date contemplated by or in furtherance of this Plan, including, without limitation, the Exit Facility Credit Agreement, the New Stockholders Agreement, the Registration Rights Agreement, and any other agreement entered into in connection with the foregoing, shall become effective and binding in accordance with their respective terms and conditions upon the parties thereto.

                           (b) Registration Rights Agreement. Without limiting
the effect of section 1145 of the Bankruptcy Code, on the Effective Date, Reorganized McLeodUSA will enter into the Registration Rights Agreement for the benefit of the Holders of New Common Stock substantially in the form attached to this Plan as Exhibit F.

                           (c) Termination of Registration. Subject to any
requirements of law, promptly following the Effective Date, Reorganized McLeodUSA shall terminate the registration of its securities and suspend all reporting obligations pursuant to the Exchange Act.

                           (d) Stock Exchange Listing. If and when the
Reorganized Debtors complete an initial public offering of the New Common Stock or other registration of New Common Stock for public sale, the Reorganized Debtors shall use their best efforts, subject to the New Stockholders Agreement, to list the New Common Stock on a United States national stock exchange.

                           (e) Execution and Delivery of the New Stockholders
Agreement and Registration Rights Agreement and Distribution of the New Common Stock. On or as soon as reasonably practicable after the Effective Date, all of the shares of New Common Stock to which any Holder of a Class 5 Claim shall become entitled pursuant to the Plan shall be issued in the name of such Holder subject to the terms and conditions of the New Stockholders Agreement, the Registration Rights Agreement and the other terms and conditions of this Plan and distributed to such Holder following (but only upon) the execution and delivery to McLeodUSA by such Holder of the New Stockholders Agreement and the Registration Rights Agreement. In the period pending distribution of New Common Stock to any Holder of a Class 5 Claim, such Holder shall be bound by, have the benefit of and be entitled to enforce the terms and conditions of the New Stockholders Agreement and Registration Rights Agreement and shall be entitled to vote, receive any dividends or other distributions payable in respect of such Holder's New Common Stock (including, receiving any proceeds of any transfer of such New Common Stock), and to exercise all other rights in respect of the New Common Stock (so that such Holder shall be deemed for tax purposes to be the owner of the New Common Stock issued in the name of such Holder)


                  5.7 Exit Financing. On the Effective Date, without any requirement of further action by security holders or directors of the Debtors or Reorganized Debtors, the Reorganized Debtors shall be authorized and directed to enter into the Exit Facility Credit Agreement, as well as any notes, documents, or agreements in connection therewith, including, without limitation, any documents required in connection with creation or perfection of the liens on the Exit Facility Collateral.

                  5.8 Management Stock Plan Awards. On the Effective Date, there shall be authorized and reserved for issuance a number of shares of New Common Stock equal to 10% of the New Common Stock (on a fully diluted basis, after giving effect to the issuance of New Common Stock to holders of claims hereunder) for the purpose of awards of New Common Stock, restricted stock, options or warrants (or similar instruments) thereon, to officers and other employees of the Reorganized Debtors pursuant to a Management Stock Plan (which may grant awards of any amount up to the 10% of the New Common Stock authorized and reserved for issuance) approved after the Effective Date by the board of directors of Reorganized McLeodUSA in its sole discretion, and without further action by security holders of the Reorganized Debtors.

                  5.9 Sources of Cash for Plan Distributions. Except as otherwise provided in this Plan or the Confirmation Order, all Cash necessary for Reorganized Debtors to make payments pursuant to this Plan shall be obtained from existing Cash balances, the operations of the Debtors and the Reorganized Debtors, sales of assets or the Exit Facility Credit Agreement. The Reorganized Debtors may also make such payments using Cash received from their subsidiaries through the Reorganized Debtors' consolidated cash management systems.

                  5.10 Professional Fees. All unpaid Professional fees incurred prior to the Effective Date shall be subject to final allowance or disallowance upon application to the Bankruptcy Court pursuant to sections 330 or 503(b)(4) of the Bankruptcy Code. Final applications for Professional Fees for services rendered in connection with the Chapter 11 Cases shall be filed with the Bankruptcy Court no later than thirty (30) days after the Effective Date.

                  5.11 MCI Settlement. Pursuant to Sections 1123(b)(3) and (6) of the Bankruptcy Code, and Bankruptcy Rule 9019, on the Effective Date, the MCI Settlement Agreement shall be deemed ratified and binding on the Debtors and the Reorganized Debtors.

                  5.12 AT&T Settlement. Pursuant to Sections 1123(b)(3) and (6) of the Bankruptcy Code, and Bankruptcy Rule 9019, on the Effective Date, the AT&T Settlement Agreement shall be deemed ratified and binding on the Debtors and the Reorganized Debtors.

                                  ARTICLE VI

                       PROVISIONS GOVERNING DISTRIBUTIONS

                  6.1 Distributions for Claims Allowed as of the Effective Date. Except as otherwise provided herein or as ordered by the Bankruptcy Court, distributions to be made on account of Allowed Claims as of the Effective Date, shall be made on the Effective Date or as soon thereafter as is practicable. Any distribution to be made on the Effective Date pursuant to this Plan shall be deemed as having been made on the Effective Date if such distribution is made on the Effective Date or as soon thereafter as is practicable. Any payment or distribution required to be made under this Plan on a day other than a Business Day shall be made on the next succeeding Business Day. Notwithstanding the date on which any distribution of securities is made to a Holder of an Allowed Claim, as of the date of the distribution such Holder shall be deemed to have the rights of a Holder of such securities (subject to the terms and conditions of this Plan) distributed as of the Effective Date.

                  6.2 Distributions for Claims that Become Allowed after the Effective Date. Distributions on account of Allowed Claims that first become Allowed Claims after the Effective Date shall be made pursuant to Section 8.4 of this Plan.

                  6.3 Interest on Claims. Unless otherwise specifically provided for in this Plan, the Confirmation Order or other order of the Bankruptcy Court, or required by applicable bankruptcy law, postpetition interest shall not accrue or be paid on any Claims, and no Holder of a Claim shall be entitled to interest accruing on or after the Petition Date on any Claim.

                  6.4 Distributions by Disbursing Agent. Other than as specifically set forth below, the Disbursing Agent shall make all distributions required to be made under this Plan. Distributions on account of Prepetition Lender Claims shall be made by the Disbursing Agent directly to the individual Holders of Prepetition Lender Claims. The Reorganized Debtors may act as Disbursing Agent or may employ or contract with other entities to assist in or make the distributions required by this Plan.

                  6.5 Delivery of Distributions and Undeliverable or Unclaimed Distributions.

                           (a) Delivery of Distributions in General.
Distributions to Holders of Allowed Claims shall be made at the addresses set forth in the Debtors' records unless such addresses are superseded by proofs of claim or transfers of claim filed pursuant to Bankruptcy Rule 3001.

                           (b) Undeliverable and Unclaimed Distributions.

                                    (i) Holding and Investment of Undeliverable
         and Unclaimed Distributions. If the distribution to any Holder of an Allowed Claim is returned to the Reorganized Debtors or the Disbursing Agent as undeliverable or is otherwise unclaimed, no further distributions shall be made to such Holder unless and until the Reorganized Debtors or the Disbursing Agent is notified in writing of such Holder's then current address.

                                    (ii) After Distributions Become
         Deliverable. The Disbursing Agent shall make all distributions that have become deliverable or have been claimed since the Distribution Date as soon as practicable after such distribution has become deliverable.

                                    (iii) Failure to Claim Undeliverable
         Distributions. Any Holder of an Allowed Claim that does not assert a claim pursuant to this Plan for an undeliverable or unclaimed distribution within one (1) year after the Effective Date shall be deemed to have forfeited its claim for such undeliverable or unclaimed distribution and shall be forever barred and enjoined from asserting any such claim for an undeliverable or unclaimed distribution against the Debtors or their Estates, the Reorganized Debtors or their property. In such cases, any Cash for distribution on account of such claims for undeliverable or unclaimed distributions shall become the property of the Estates free of any restrictions thereon and notwithstanding any federal or state escheat laws to the contrary subject to the liens of the Prepetition Lenders. Any New Common Stock held for distribution on account of such Claim shall be canceled and of no further force or effect. Nothing contained in this Plan shall require any Disbursing Agent, including, but not limited to, the Reorganized Debtors, to attempt to locate any Holder of an Allowed Claim. This section 6.5(b) shall not apply to New Common Stock held for distribution pending satisfaction of the conditions set forth in
         Section 5.6(e) of this Plan.

                  6.6 Record Date for Distributions. The Reorganized Debtors and the Disbursing Agent will have no obligation to recognize the transfer of, or the sale of any participation in, any Allowed Claim that occurs after the close of business on the Distribution Record Date, and will be entitled for all purposes herein to recognize and distribute only to those Holders of Allowed Claims that are Holders of such Claims, or participants therein, as of the close of business on the Distribution Record Date. The Reorganized Debtors and the Disbursing Agent shall instead be entitled to recognize and deal for all purposes under this Plan with only those record holders stated on the official claims register as of the close of business on the Distribution Record Date.

                  6.7 Allocation of Plan Distributions Between Principal and Interest. To the extent that any Allowed Claim entitled to a distribution under this Plan is comprised of indebtedness and accrued but unpaid interest thereon, such distribution shall, for all income tax purposes, be allocated to the principal amount of the Claim first and then, to the extent that the consideration exceeds the principal amount of the Claim, to the portion of such Claim representing accrued but unpaid interest.

                  6.8 Means of Cash Payment. Payments of Cash made pursuant to this Plan shall be in U.S. dollars and shall be made, at the option and in the sole discretion of the Reorganized Debtors, by (a) checks drawn on or (b) wire transfer from a domestic bank selected by the Reorganized Debtors. Cash payments to foreign creditors may be made, at the option of the Reorganized Debtors, in such funds and by such means as are necessary or customary in a particular foreign jurisdiction.

                  6.9 Withholding and Reporting Requirements. In connection with this Plan and all distributions thereunder, the Reorganized Debtors shall comply with all withholding and reporting requirements imposed by any federal, state, local, or foreign taxing authority, and all distributions hereunder shall be subject to any such withholding and reporting requirements. The Reorganized Debtors shall be authorized to take any and all actions that may be necessary or appropriate to comply with such withholding and reporting requirements. All persons holding Claims or Interests shall be required to provide any information necessary to effect information reporting and the withholding of such taxes. Notwithstanding any other provision of this Plan,
(a) each Holder of an Allowed Claim that is to receive a distribution pursuant to this Plan shall have sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed by any governmental unit, including income, withholding, and other tax obligations, on account of such distribution, and (b) no distribution shall be made to or on behalf of such Holder pursuant to this Plan unless and until such Holder has made arrangements satisfactory to the Reorganized Debtors for the payment and satisfaction of such tax obligations.

                  6.10 Setoffs. The Reorganized Debtors may, pursuant to
section 553 of the Bankruptcy Code or applicable nonbankruptcy laws, but shall not be required to, set off against any Claim, the payments or other distributions to be made pursuant to this Plan in respect of such Claim, or claims of any nature whatsoever that the Debtors or the Reorganized Debtors may have against the Holder of such Claim; provided, however, that neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Reorganized Debtors of any such claim that the Debtors or the Reorganized Debtors may have against such Holder.

                  6.11 Fractional Shares. No fractional shares of New Common Stock shall be distributed. Where a fractional share would otherwise be called for, the actual issuance shall reflect a rounding up (in the case of .50 or more than .50) of such fraction to the nearest whole New Common Stock share or a rounding down of such fraction (in the case of less than .50).

                                  ARTICLE VII

                        TREATMENT OF EXECUTORY CONTRACTS
                              AND UNEXPIRED LEASES

                  7.1 Assumption of Executory Contracts and Unexpired Leases. On the Effective Date, all executory contracts or unexpired leases of the Debtors will be deemed assumed in accordance with, and subject to, the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code, except those executory contracts and unexpired leases that (a) have been rejected by order of the Bankruptcy Court or (b) are the subject of a motion to reject pending on the Effective Date. Entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of such assumptions pursuant to sections 365(a) and 1123 of the Bankruptcy Code. Each executory contract and unexpired lease assumed pursuant to this Article VII shall revest in and be fully enforceable by the respective Reorganized Debtor in accordance with its terms, except as modified by the provisions of this Plan, or any order of the Bankruptcy Court authorizing and providing for its assumption or applicable federal law.

                  7.2 Claims Based on Rejection of Unexpired Leases. Plan
Schedule 7.2 lists the non-residential real property leases to be rejected by the Debtors pursuant to an order of the Bankruptcy Court and the Lease Rejection Claim Amount with respect to each such lease. Plan Schedule 7.2 shall be filed not later than five (5) Business Days after the Petition Date and shall be updated prior to the Confirmation Date (if necessary) to reflect changes required as a result of the process set forth below. The Debtors shall provide each Holder of a Class 6 Lease Rejection Claim with notice of its Allowed Lease Rejection Claim Amount. If a Holder of a Class 6 Lease Rejection Claim disagrees with the Allowed Lease Rejection Claim Amount set forth by the Debtors, such Holder shall file a proof of claim with respect to Claims arising from the rejected unexpired lease within twenty (20) days after the date of entry of an order of the Bankruptcy Court approving such rejection, or such other period as ordered by the Bankruptcy Court. If a proof of claim is filed within such time, any Claims arising from the rejected unexpired lease and not included in such proof of claim (other than those claims set forth on Plan
Schedule 7.2) will be forever barred from assertion against the Debtors or Reorganized Debtors, their Estates, or property unless otherwise ordered by the Bankruptcy Court or provided for in this Plan. If a proof of claim is received, then the Debtors will attempt to reconcile the Allowed Lease Rejection Claim Amount set forth on Plan Schedule 7.2 with the amount set forth in the proof of claim. If the Debtor and the party filing a proof of claim are unable to reach a resolution, the Debtors shall set a hearing date, which hearing may be the Confirmation Hearing, at which time the Bankruptcy Court will determine the Allowed Lease Rejection Claim Amount.

                  7.3 Assumption and Assignment of Executory Contracts and Unexpired Leases in Conjunction with Authorized Asset Sales. In conjunction with any Authorized Asset Sale, the Debtors shall designate unexpired leases and/or executory contracts assumed pursuant to Section 7.1 of this Plan to be assigned to asset purchasers under an Authorized Asset Sale. All such executory contracts and unexpired leases shall be assumed and assigned pursuant to the respective Authorized Asset Sale documentation and the Confirmation Order, in accordance with and subject to the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code. The Confirmation Order or another order entered by the Bankruptcy Court will contain provisions providing for notice of such proposed assumptions and assignments to the counterparties to such executory contracts and/or unexpired leases, and procedures to resolve disputes, if any, related thereto.

                  7.4 Cure of Defaults of Assumed Executory Contracts and Unexpired Leases. Any monetary amounts by which each executory contract and unexpired lease to be assumed pursuant to this Plan is in default shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, by payment of the default amount in Cash on the Effective Date or on such other terms as the parties to each such executory contract or unexpired lease may otherwise agree. In the event of a dispute regarding (a) the amount of any cure payments, (b) the ability of the Reorganized Debtors or any assignee to provide "adequate assurance of future performance" (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed, or (c) any other matter pertaining to assumption, the cure payments required by section 365(b)(1) of the Bankruptcy Code shall be made following the entry of a Final Order resolving the dispute and approving the assumption.

                  7.5 Compensation and Benefit Programs. Except as otherwise expressly provided hereunder, all employment and severance contracts and policies, and all compensation and benefit plans, policies, and programs of the Debtors applicable to their employees, retirees, and non-employee directors and the employees and retirees of its subsidiaries, including, without limitation, all savings plans, retirement plans, healthcare plans, disability plans, severance benefit plans, incentive plans, life, and accidental death and dismemberment insurance plans and contracts are treated as executory contracts under this Plan and on the Effective Date will be assumed pursuant to the provisions of sections 365 and 1123 of the Bankruptcy Code.

                  7.6 Release and Disallowance of Certain Claims. Pursuant to the Mutual Releases and section 502(e) of the Bankruptcy Code, all claims, causes of action or other rights against the Debtors, based upon acts, omissions, transactions, events or other occurrences taking place on or prior to the Effective Date, including without limitation claims for indemnification or contribution, held by each of the Releasing Officers and Directors (whether pursuant to contract, the charter or by-laws of any Debtor, or otherwise), shall be released and disallowed, except as provided in Section 7.5 of this Plan, the Amended Certificate of Incorporation or By-Laws, or to the extent the survival of any such claim, cause of action or other right is expressly provided for under a contract assumed on or prior to the Effective Date under this Plan or pursuant to order of the Bankruptcy Court with the consent of the Majority Prepetition Lenders.

                                 ARTICLE VIII

                       PROCEDURES FOR RESOLVING DISPUTED,
                       CONTINGENT AND UNLIQUIDATED CLAIMS

                  8.1 Objection Deadline; Prosecution of Objections. No later than 60 days after the Effective Date (unless extended by an order of the Bankruptcy Court), the Debtors or the Reorganized Debtors, as the case may be, shall file objections to Claims with the Bankruptcy Court and serve such objections upon the Holders of each of the Claims to which objections are made; provided, however, the Debtors and Reorganized Debtors shall not object to Claims Allowed pursuant to this Plan. The Debtors and the Reorganized Debtors shall be authorized to, and shall, resolve all Disputed Claims through settling or by litigating to judgment in the Bankruptcy Court or such other court having jurisdiction the validity, nature, and/or amount thereof. After the Effective Date, the Reorganized Debtors shall have the exclusive authority to object, settle, compromise, withdraw, assign or litigate to judgment any and all claims, including Administrative Claims.

                  8.2 No Distributions Pending Allowance. Notwithstanding any other provision of this Plan, no payments or distributions shall be made with respect to all or any portion of a Disputed Claim unless and until all objections to such Disputed Claim have been settled or withdrawn or have been determined by Final Order, and the Disputed Claim, or some portion thereof, has become an Allowed Claim.

                  8.3 Disputed Claims Reserve. The Disbursing Agent may, in its sole discretion, establish an appropriate reserve for Disputed Claims in Class 6 in an amount up to the amount which Holders of Disputed Claims in Class 6 would be entitled under this Plan if such Disputed Claims were Allowed Claims in their Disputed Claim Amount.

                  8.4 Distribution After Allowance. The Disbursing Agent shall make payment to the Holder of any Disputed Claim that has become an Allowed Claim as soon as practicable after the date such Disputed Claim becomes an Allowed Claim.

                  8.5 Reservation of Right to Object to Allowance or Asserted Priority of Claims. Nothing in this Plan shall waive, prejudice or otherwise affect the rights of the Debtors, the Reorganized Debtors or the Holders of any Claim to object at any time, including after the Effective Date, to the allowance or asserted priority of any Claim, including without limitation, whether any such Claim should be treated as a Subordinated Claim.

                                  ARTICLE IX

                   CONFIRMATION AND CONSUMMATION OF THE PLAN

                  9.1 Conditions to Confirmation. Confirmation of the Plan shall be subject to satisfaction of the following conditions at or prior to the time the Confirmation Order is entered:

                           (a) The Confirmation Order shall be reasonably
acceptable in form and substance to the Debtors and the Majority Prepetition Lenders.

                           (b) The Bankruptcy Court shall have entered an
order, which may be the Confirmation Order (the "Lease Claim Order"), in form and substance reasonably satisfactory to the Majority Prepetition Lenders, fixing each Allowed Lease Rejection Claim at the amount set forth in Plan
Schedule 7.2, or such other amount satisfactory to the Majority Prepetition Lenders, pursuant to section 502(b)(6) of the Bankruptcy Code, and disallowing any other Claims of landlords under the leases listed on Plan Schedule 7.2.

                           (c) Each director of McLeodUSA as of August 11, 2005
or any time thereafter up to immediately prior to the Effective Date and the Majority Prepetition Lenders as of the Confirmation Date shall have executed the Mutual Release.

                           (d) The Confirmation Date shall have occurred not
later than the ninetieth (90th) day following the Petition Date.

                  9.2 Conditions to Effective Date. The following are conditions precedent to the occurrence of the Effective Date:

                           (a) The Confirmation Order confirming this Plan, as
such Plan may have been modified with the consent of the Majority Prepetition Lenders, shall have been entered and become a Final Order in form and substance reasonably satisfactory to the Debtors and the Majority Prepetition Lenders.

                           (b) The following agreements, in form and substance
satisfactory to the Debtors and the Majority Prepetition Lenders, shall have been executed and delivered by all parties thereto, and all conditions precedent thereto shall have been satisfied:

                                    (i) the Amended Certificate of
         Incorporation and By-Laws, and the amended certificates of incorporation of all of the Affiliate Debtors;

                                    (ii) the Exit Facility Credit Agreement and
         all related documents provided for therein or contemplated thereby;
         and

                                    (iii) the New Term Loan Notes.

                           (c) The Amended Certificate of Incorporation and
By-Laws, as necessary, and the amended certificates of incorporation of the Affiliate Debtors, shall have been filed with the applicable authorities of the relevant jurisdictions of incorporation in accordance with such jurisdictions' corporation laws.

                           (d) The Lease Claim Order shall have become a Final
Order.

                           (e) All authorizations, consents, certifications,
approvals, rulings, no-action letters, opinions or other documents or actions required by any law, regulation or order to be received or to occur in order to implement the Plan on the Effective Date, including by the Federal Communications Commission and state communications regulatory agencies, shall have been obtained or shall have occurred unless failure to do so will not have a material adverse effect on Reorganized McLeodUSA.

                           (f) Six (6) members of the board of directors of
Reorganized McLeodUSA (not including the new Chief Executive Officer) shall have been selected and shall have expressed a willingness to serve on the board of directors of Reorganized McLeodUSA.

                           (g) All other documents and agreements necessary to
implement this Plan on the Effective Date shall have been executed and delivered and all other actions required to be taken in connection with the Effective Date shall have occurred.

                           (h) The Effective Date shall have occurred not later
than the one hundred and twentieth (120th) day following the Petition Date; provided that, upon notice to the Agent under the DIP Credit Agreement and the Prepetition Agents by the Debtors, such date shall be automatically extended for thirty (30) days if any of the conditions in Sections 9.2(b), (e), (f) and
(g) of this Plan have not been satisfied.

                  9.3 Waiver of Conditions. Each of the conditions set forth in
Section 9.1 or 9.2 of this Plan may be waived in whole or in part by the Debtors, with consent of the Majority Prepetition Lenders, without any other notice to parties in interest or the Bankruptcy Court and without a hearing.

                  9.4 Consequences of Non-Occurrence of Effective Date. If the Effective Date has not occurred within the time period provided in Section 9.2(h) of this Plan (as may be extended by the proviso of such Section), upon notice to such parties in interest as the Bankruptcy Court may direct, the Confirmation Order will be vacated by the Bankruptcy Court. If the Confirmation Order is vacated, (a) this Plan shall be null and void in all respects; (b) any settlement of Claims or Interests provided for hereby shall be null and void without further order of the Bankruptcy Court; and (c) the time within which the Debtors may assume and assign or reject all executory contracts and unexpired leases shall be extended for a period of thirty (30) days after the date the Confirmation Order is vacated.

                                   ARTICLE X

                          EFFECT OF PLAN CONFIRMATION

                  10.1 Binding Effect. This Plan shall be binding upon and inure to the benefit of the Debtors, all present and former Holders of Claims and Interests, and their respective successors and assigns, including, but not limited to, the Reorganized Debtors.

                  10.2 Releases.

                           (a) Releases by the Debtors. As of the Effective
Date, for good and valuable consideration, the adequacy of which is hereby confirmed, the Debtors and Reorganized Debtors in their individual capacities and as debtors in possession will be deemed to release forever, waive, and discharge all claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action, and liabilities (other than (x) the rights of the Debtors or Reorganized Debtors to enforce this Plan and the contracts, instruments, releases, indentures, and other agreements or documents delivered hereunder, (y) any claims or causes of action against the directors, officers, employees, agents, and the Debtors' Professionals arising out of the willful misconduct of any such person or entity and (z) claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action, and liabilities arising in the ordinary course of business) whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen, or unforeseen, then existing or thereafter arising, in law, equity, or otherwise that are based in whole or part on any act, omission, transaction, event, or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtors, the Reorganized Debtors, the Chapter 11 Cases, this Plan, or the Disclosure Statement, and that could have been asserted by or on behalf of the Debtors or their Estates or the Reorganized Debtors against (i) the directors, officers, employees, agents of the Debtors, and the Debtors' Professionals, in each case as of August 11, 2005 or any time thereafter up to immediately prior to the Effective Date, (ii) the Holders of Prepetition Lender Claims and the Prepetition Agents, (iii) the agent under the DIP Credit Agreement and the Holders of DIP Facility Claims and (iv) the respective current professionals (as of the Petition Date and thereafter) of the entities released in subclauses (i) - (iii) acting in such capacity; provided, however, that such release, waiver and discharge shall not be effective as to any director of any Debtor as of August 11, 2005 or any time thereafter up to immediately prior to the Effective Date (in whatever capacity, including, without limitation, as an officer of any Debtor, if applicable), who has not executed and delivered the Mutual Release (notwithstanding any waiver of the condition to confirmation set forth in Section 9.1(c) with respect to such director).

                           (b) Releases by Prepetition Lenders. As of the
Effective Date, to the fullest extent permitted by law, each Prepetition Lender shall in consideration for the obligations of the Debtors and the Reorganized Debtors under this Plan and the Cash and the securities, contracts, instruments, releases, and other agreements or documents to be delivered in connection with this Plan, be deemed to have forever released, waived, and discharged all claims, demands, debts, rights, causes of action, or liabilities (other than (x) the right to enforce the Debtors' or the Reorganized Debtors' obligations under, and the contracts, instruments, releases, agreements, and documents delivered, reinstated or assumed under, and (y) any claims or causes of action arising out of willful misconduct), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity, or otherwise that are based in whole or in part on any act or omission, transaction, event, or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtors, the Reorganized Debtors, the Chapter 11 Cases, this Plan, or the Disclosure Statement against (i) the Debtors and the Reorganized Debtors, (ii) the directors, officers, employees, agents of the Debtors, and the Debtors' Professionals, in each case as of August 11, 2005 or any time thereafter up to immediately prior to the Effective Date (excluding, for the avoidance of doubt, claims with respect to or relating to any personal banking or investment relationships), (iii) the Holders of Prepetition Lender Claims and the Prepetition Agents, (iv) the agent under the DIP Credit Agreement and the Holders of DIP Facility Claims and (v) the respective current professionals (as of the Petition Date and thereafter) of the entities released in subclauses (i) - (iv) acting in such capacity; provided, however, that such release, waiver and discharge shall not be effective as to any director of any Debtor as of August 11, 2005 or any time thereafter up to immediately prior to the Effective Date (in whatever capacity, including, without limitation, as an officer of any Debtor, if applicable), who has not executed and delivered the Mutual Release (notwithstanding any waiver of the condition to confirmation set forth in Section 9.1(c) with respect to such director).

                           (c) Injunction Related to Releases. The Confirmation
Order will permanently enjoin the commencement or prosecution by any entity, whether directly, derivatively or otherwise, of any claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action, or liabilities released pursuant to this Plan, including but not limited to the claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action, or liabilities released in this Section 10.2.

                           (d) Special Provisions Regarding Releases.
Notwithstanding anything in Section 7.6, Section 10.2 or the Mutual Releases (the "Release Provisions") to the contrary, any person or entity may assert any claim released or purported to be released in the Release Provisions as a defense or counterclaim (but no affirmative recovery may be obtained) to any suit or action that (i) is commenced by a person or entity that grants or that was purported to be deemed to have granted a release under the Release Provisions and (ii) asserts a claim or cause of action released or purported to be released under the Release Provisions.

                  10.3 Discharge of Claims and Termination of Interests. Except as otherwise provided herein or in the Confirmation Order, all consideration distributed under this Plan shall be in exchange for, and in complete satisfaction, settlement, discharge, and release of, all Claims and Interests (other than those Claims that are Unimpaired under this Plan) of any nature whatsoever against the Debtors or any of their assets or properties, and regardless of whether any property shall have been distributed or retained pursuant to this Plan on account of such Claims and Interests. Upon the Effective Date, the Debtors, and each of them, shall be deemed discharged and released under section 1141(d)(1)(A) of the Bankruptcy Code from any and all Claims and Interests (other than Claims that are not Impaired), including, but not limited to, demands and liabilities that arose before the Confirmation Date, and all debts of the kind specified in section 502(g), 502(h), or 502(i) of the Bankruptcy Code, and the Old Preferred Stock and the Old Common Stock shall be terminated.

                  10.4 Preservation of Rights of Action and Settlement of Litigation Claims. Except as otherwise provided in this Plan, the Confirmation Order, or in any document, instrument, release, or other agreement entered into in connection with this Plan, in accordance with section 1123(b) of the Bankruptcy Code, the Debtors and their Estates shall retain the Litigation Claims. The Reorganized Debtors, as the successors in interest to the Debtors and the Estates, may enforce, sue on, settle, or compromise (or decline to do any of the foregoing) any or all of the Litigation Claims. Notwithstanding the foregoing, the Debtors and the Reorganized Debtors shall not file, commence, or pursue any claim, right, or cause of action under sections 544 through 550 of the Bankruptcy Code; provided, however, that, notwithstanding any statute of limitations (including, without limitation, section 546 of the Bankruptcy
Code), the Debtors and Reorganized Debtors shall have the right to assert or raise such causes of action (a) as defenses or counterclaims (up to the amount asserted in the Claims against the Debtors), and (b) in connection with the Claims objection process, in which case such causes of action can be raised as an objection to a Claim and not as defenses or counterclaims.

                  10.5 Exculpation and Limitation of Liability. Neither the Debtors, the Reorganized Debtors, Holders of DIP Facility Claims, the agent under the DIP Credit Agreement, the Holders of Prepetition Lender Claims, the Prepetition Agents nor any of their respective present or former members, officers, directors, employees, advisors, or attorneys shall have or incur any liability to, or be subject to any right of action by, any Holder of a Claim or an Interest, or any other party in interest, or any of their respective agents, employees, representatives, financial advisors, attorneys, or agents acting in such capacity, or affiliates, or any of their successors or assigns, for any act or omission in connection with, relating to, or arising out of, the Chapter 11 Case, formulating, negotiating, or implementing this Plan, the solicitation of acceptances of this Plan, the pursuit of confirmation of this Plan, the confirmation of this Plan, the consummation of this Plan, or the administration of this Plan or the property to be distributed under this Plan, except for their gross negligence or willful misconduct, and in all respects shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities under this Plan.

                  10.6 Injunction.

                           (a) Except as otherwise provided in this Plan, the
Confirmation Order shall provide, among other things, that from and after the Confirmation Date all Persons who have held, hold, or may hold Claims against or Interests in the Debtors are (i) permanently enjoined from taking any of the following actions against the Estate(s), or any of their property, on account of any such Claims or Interests and (ii) permanently enjoined from taking any of the following actions against any of the Debtors, the Reorganized Debtors or their property on account of such Claims or Interests: (A) commencing or continuing, in any manner or in any place, any action, or other proceeding; (B) enforcing, attaching, collecting, or recovering in any manner any judgment, award, decree or order; (C) creating, perfecting, or enforcing any lien or encumbrance; (D) asserting a setoff, right of subrogation, or recoupment of any kind against any debt, liability or obligation due to the Debtors; and (E) commencing or continuing, in any manner or in any place, any action that does not comply with or is inconsistent with the provisions of this Plan; provided, however, that nothing contained herein shall preclude such persons from exercising their rights pursuant to and consistent with the terms of this Plan.

                           (b) By accepting distributions pursuant to this
Plan, each Holder of an Allowed Claim will be deemed to have specifically consented to the injunctions set forth in this Section 10.6.

                  10.7 Term of Bankruptcy Injunction or Stays. All injunctions or stays provided for in the Chapter 11 Cases under section 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the Effective Date.

                  10.8 Termination of Subordination Rights and Settlement of Related Claims. The classification and manner of satisfying all Claims and Interests under this Plan take into consideration all subordination rights, whether arising by contract or under general principles of equitable subordination, section 510(b) or 510(c) of the Bankruptcy Code, or otherwise. Except as provided in Section 8.5 of this Plan, all subordination rights that a Holder of a Claim or Interest may have with respect to any distribution to be made pursuant to this Plan will be discharged and terminated, and all actions related to the enforcement of such subordination rights will be permanently enjoined. Accordingly, distributions pursuant to this Plan to Holders of Allowed Claims will not be subject to payment to a beneficiary of such terminated subordination rights, or to levy, garnishment, attachment, or other legal process by a beneficiary of such terminated subordination rights.

                                  ARTICLE XI

                           RETENTION OF JURISDICTION

                    Pursuant to sections 105(c) and 1142 of the Bankruptcy Code and notwithstanding entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court will retain exclusive jurisdiction over all matters arising out of, and related to, the Chapter 11 Cases and this Plan to the fullest extent permitted by law, including, among other things, jurisdiction to:

                           (a) allow, disallow, determine, liquidate, classify,
estimate, or establish the priority or secured or unsecured status of any Claim or Interest, including the resolution of any request for payment of any Administrative Claim or Priority Tax Claim and the resolution of any objections to the allowance or priority of Claims or Interests;

                           (b) grant or deny any applications for allowance of
compensation or reimbursement of expenses authorized pursuant to the Bankruptcy Code or this Plan for periods ending on or before the Effective Date;

                           (c) resolve any matters related to the assumption,
assumption, and assignment, or rejection of any executory contract or unexpired lease to which any Debtor is a party or with respect to which any Debtor or the Reorganized Debtor may be liable and to hear, determine, and, if necessary, liquidate any Claims arising therefrom;

                           (d) ensure that distributions to Holders of Allowed
Claims are accomplished pursuant to the provisions of this Plan;

                           (e) decide or resolve any motions, adversary
proceedings, contested, or litigated matters and any other matters and grant or deny any applications involving the Debtors that may be pending on the Effective Date;

                           (f) enter such orders as may be necessary or
appropriate to implement or consummate the provisions of this Plan and all contracts, instruments, releases, and other agreements or documents created in connection with this Plan, the Disclosure Statement, or the Confirmation Order;

                           (g) resolve any cases, controversies, suits, or
disputes that may arise in connection with the consummation, interpretation ,or enforcement of this Plan or any contract, instrument, release, or other agreement or document that is executed or created pursuant to this Plan, or any entity's rights arising from or obligations incurred in connection with this Plan or such documents;

                           (h) approve any modification of this Plan before or
after the Effective Date pursuant to section 1127 of the Bankruptcy Code or approve any modification of the Disclosure Statement, the Confirmation Order, or any contract, instrument, release, or other agreement or document created in connection with this Plan, the Disclosure Statement or the Confirmation Order, or remedy any defect or omission or reconcile any inconsistency in any Bankruptcy Court order, this Plan, the Disclosure Statement, the Confirmation Order, or any contract, instrument, release, or other agreement or document created in connection with this Plan, the Disclosure Statement, or the Confirmation Order, in such manner as may be necessary or appropriate to consummate this Plan;

                           (i) hear and determine all applications for
compensation and reimbursement of expenses of Professionals under this Plan or under sections 330, 331, 503(b), 1103, and 1129(c)(9) of the Bankruptcy Code, which shall be payable by the Debtors only upon allowance thereof pursuant to the order of the Bankruptcy Court, provided, however, that the fees and expenses of the Reorganized Debtors, incurred after the Effective Date, including counsel fees, may be paid by the Reorganized Debtors in the ordinary course of business and shall not be subject to the approval of the Bankruptcy Court;

                           (j) issue injunctions, enter and implement other
orders, or take such other actions as may be necessary or appropriate to restrain interference by any entity with consummation, implementation, or enforcement of this Plan or the Confirmation Order;

                           (k) hear and determine causes of action by or on
behalf of the Debtors or the Reorganized Debtors;

                           (l) hear and determine matters concerning state,
local and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code; (m) enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason or in any respect modified, stayed, reversed, revoked, or vacated, or distributions pursuant to this Plan are enjoined or stayed;

                           (n) determine any other matters that may arise in
connection with or relate to this Plan, the Disclosure Statement, the Confirmation Order, or any contract, instrument, release, or other agreement, or document created in connection with this Plan, the Disclosure Statement or the Confirmation Order;

                           (o) enforce all orders, judgments, injunctions,
releases, exculpations, indemnifications, and rulings entered in connection with the Chapter 11 Cases;

                           (p) hear and determine all matters related to (i)
the property of the Estates from and after the Confirmation Date and (ii) the activities of the Reorganized Debtors;

                           (q) hear and determine disputes with respect to
compensation of the Reorganized Debtors' professional advisors;

                           (r) hear and determine such other matters as may be
provided in the Confirmation Order or as may be authorized under the Bankruptcy Code; and

                           (s) enter an order closing the Chapter 11 Cases.

                                  ARTICLE XII

                            MISCELLANEOUS PROVISIONS

                  12.1 Effectuating Documents and Further Transactions. Each of the Debtors or the Reorganized Debtors is authorized to execute, deliver, file, or record such contracts, instruments, releases, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement, and further evidence the terms and conditions of this Plan and any notes or securities issued pursuant to this Plan.

                  12.2 Corporate Action. Prior to, on, or after the Effective Date (as appropriate), all matters expressly provided for under this Plan that would otherwise require approval of the stockholders or directors of one (1) or more of the Debtors or the Reorganized Debtors shall be deemed to have occurred and shall be in effect prior to, on, or after the Effective Date (as appropriate) pursuant to the applicable general corporation law of the states in which the Debtors or the Reorganized Debtors are incorporated without any requirement of further action by the stockholders or directors of the Debtors or the Reorganized Debtors.

                  12.3 Exemption from Transfer Taxes. Pursuant to section 1146(c) of the Bankruptcy Code, (a) the issuance, transfer, or exchange of notes or equity securities under this Plan; (b) the creation of any mortgage, deed of trust, lien, pledge, or other security interest; (c) the making or assignment of any lease or sublease; or (d) the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with, this Plan, including, without limitation, any Authorized Asset Sales; merger agreements; agreements of consolidation, restructuring, disposition, liquidation, or dissolution; deeds; bills of sale; and transfers of tangible property, will not be subject to any stamp tax, recording tax, personal property tax, real estate transfer tax, sales, or use tax or other similar tax. Unless the Bankruptcy Court orders otherwise, all sales, transfers, and assignments of owned and leased property approved by the Bankruptcy Court on or prior to the Effective Date, shall be deemed to have been in furtherance of, or in connection with, this Plan.

                  12.4 Payment of Statutory Fees. All fees payable pursuant to section 1930 of title 28, United States Code, as determined by the Bankruptcy Court at the Confirmation Hearing, shall be paid on the Effective Date.

                  12.5 Amendment or Modification of the Plan. Subject to
section 1127 of the Bankruptcy Code and, to the extent applicable, sections 1122, 1123, and 1125 of the Bankruptcy Code, the Debtors may, with the written consent of the Majority Prepetition Lenders, alter, amend, or modify this Plan at any time prior to or after the Confirmation Date but prior to the substantial consummation of this Plan. A Holder of a Claim that has accepted this Plan shall be deemed to have accepted the Plan, as altered, amended or modified, if the proposed alteration, amendment or modification does not materially and adversely change the treatment of the Claim of such Holder.

                  12.6 Severability of Plan Provisions. If, prior to the Confirmation Date, any term or provision of this Plan is determined by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court will have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision will then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of this Plan will remain in full force and effect and will in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation. The Confirmation Order will constitute a judicial determination and will provide that each term and provision of this Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

                  12.7 Successors and Assigns. This Plan shall be binding upon and inure to the benefit of the Debtors, and their respective successors and assigns, including, without limitation, the Reorganized Debtors. The rights, benefits, and obligations of any entity named or referred to in this Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor, or assign of such entity.

                  12.8 Revocation, Withdrawal, or Non-Consummation. The Debtors reserve the right to revoke or withdraw this Plan as to any or all of the Debtors prior to the Confirmation Date and to file subsequent plans of reorganization. If the Debtors revoke or withdraw this Plan as to any or all of the Debtors, or if confirmation or consummation as to any or all of the Debtors does not occur, then, with respect to such Debtors, (a) this Plan shall be null and void in all respects, (b) any settlement or compromise embodied in this Plan (including the fixing or limiting to an amount certain any Claim or Interest or Class of Claims or Interests), assumption or rejection of executory contracts or leases affected by this Plan, and any document or agreement executed pursuant to this Plan shall be deemed null and void, and (c) nothing contained in this Plan shall (i) constitute a waiver or release of any Claims by or against, or any Interests in, such Debtors or any other Person, (ii) prejudice in any manner the rights of such Debtors or any other Person, or
(iii) constitute an admission of any sort by the Debtors or any other Person.

                  12.9 Notice. All notices, requests, and demands to or upon the Debtors or the Reorganized Debtors to be effective shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

                  McLEODUSA INCORPORATED
                  6400 C Street SW
                  P.O. Box 3177
                  Cedar Rapids, IA 52406-3177
                  Telephone:   (319) 790-7775
                  Facsimile:   (319) 790-7008
                  Attn:        James E. Thompson, Esq.

                  with a copy to:

                  SKADDEN, ARPS, SLATE, MEAGHER
                      & FLOM LLP
                  333 West Wacker Drive
                  Chicago, Illinois  60606
                  Telephone:   (312) 407-0700
                  Facsimile:   (312) 407-0411
                  Attn:        Timothy R. Pohl, Esq.

                  Counsel to the Debtors

                  with a copy to:

                  DAVIS POLK & WARDWELL
                  450 Lexington Avenue
                  New York, NY 10017
                  Telephone:   (212) 450-4000
                  Facsimile:   (212) 450-3800
                  Attn:        Donald S. Bernstein, Esq.

                  Counsel to the Prepetition Agents

                  12.10 Governing Law. Except to the extent that the Bankruptcy Code, the Bankruptcy Rules or other federal law is applicable, or to the extent that an exhibit or schedule to this Plan provides otherwise, the rights and obligations arising under this Plan shall be governed by, and construed and enforced in accordance with, the laws of Illinois, without giving effect to the principles of conflicts of law of such jurisdiction.

                  12.11 Tax Reporting and Compliance. The Reorganized Debtors are hereby authorized, on behalf of each of the Debtors, to request an expedited determination under section 505(b) of the Bankruptcy Code of the tax liability of the Debtors for all taxable periods ending after the Petition Date through, and including, the Effective Date.

                  12.12 Exhibits. All exhibits to this Plan, including the Exhibits and Plan Schedules, are incorporated and are a part of this Plan as if set forth in full herein.

12.13 Filing of Additional Documents. On or before substantial consummation of this Plan, the Debtors shall File such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of this Plan.

Dated:  October 19, 2005
                                     Respectfully Submitted,

                                     McLEODUSA INCORPORATED
                                     (for itself and on behalf of the Affiliate
                                     Debtors)



                               By:   /s/      Stanford Springel
                                     -----------------------------------
                                     Name:    Stanford Springel
                                     Title:   Chief Restructuring Officer

                                     Counsel:

                                     Timothy R. Pohl (ARDC No. 06208157)
                                     Peter C. Krupp (ARDC No. 06193707)
                                     Felicia Gerber Perlman (ARDC No. 06210753)
                                     SKADDEN, ARPS, SLATE, MEAGHER
                                         & FLOM LLP
                                     333 West Wacker Drive
                                     Chicago, Illinois 60606
                                     (312) 407-0700

                                     Attorneys for Debtors and
                                     Debtors-in-Possession

                                   EXHIBIT A

         Amended Certificate of Incorporation of Reorganized McLeodUSA

                                   EXHIBIT B

                   Restated By-Laws of Reorganized McLeodUSA

                                   EXHIBIT C

                            Exit Facility Term Sheet

                                   EXHIBIT D

                                 Mutual Release

                                   EXHIBIT E

                           New Stockholders Agreement

                                   EXHIBIT F

                         Registration Rights Agreement

                               PLAN SCHEDULE 7.2

                     Schedule of Rejected Unexpired Leases



            To be filed within five (5) days after the Petition Date